UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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the Securities Exchange Act of 1934 (Amendment No. )
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BANKUNITED, INC.
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14817 Oak Lane
Miami Lakes, FL 33016

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016

April 10, 2020
Dear Fellow Shareholders:
As the Coronavirus (COVID-19) continues to spread, we at BankUnited, Inc. have a heightened awareness of and appreciation for our shareholders, customers and employees that may be affected. In light of public health concerns regarding the COVID-19 outbreak and in order to provide expanded access, improved communication and cost savings for our shareholders, we have decided to forego the physical Annual Meeting that was to be held at the BankUnited Corporate Center in favor of a virtual only shareholder meeting for this year.
We cordially invite you to attend the Virtual Annual Meeting of Shareholders of BankUnited, Inc. which will be held on Friday, May 15, 2020 at 10:00 a.m., Eastern Time. You will be able to attend the Annual Meeting as well as vote and submit questions during the meeting by visiting: www.virtualshareholdermeeting.com/BKU2020. Information on how to participate in this year's Annual Meeting can be found on page 67.
As described in more detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, the purpose of the meeting is:

1.
To elect nine directors identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier, death, resignation or removal;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020;

3.	To hold an advisory vote to approve the compensation of our named executive officers;

4.	To approve the amendment of the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan; and
to transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Only holders of common stock registered on the Company’s books as owners of shares at the close of business on March 20, 2020, are entitled to vote at the Annual Meeting. You will be required to enter your control number found on your proxy card or notice to enter the meeting.
Your vote is important. At the meeting, shareholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached Proxy Statement. Whether or not you plan to attend the virtual meeting, we urge you to vote and submit your proxy so that as many shares as possible may be represented at the meeting. Your proxy is revocable and will not affect your right to vote in person at the virtual meeting if you choose to attend.
Thank you for your support of BankUnited, Inc.
Sincerely,
Rajinder P. Singh
Chairman, President and Chief Executive Officer

14817 Oak Lane
Miami Lakes, FL 33016
NOTICE OF 2020 VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

Time and Date	10:00 a.m., Eastern Time, on May 15, 2020

Virtual Meeting Details
Shareholders will be able to listen, vote, and submit questions from any location that has Internet connectivity. Shareholders may participate by logging in at: www.virtualshareholdermeeting.com/BKU2020. Please see the instructions on page 67 of the Proxy Statement.

Items of Business
Proposal No. 1: To elect nine directors identified in the attached Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier death, resignation or removal.

Proposal No. 2: To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020.

Proposal No. 3: To hold an advisory vote to approve the compensation of our named executive officers.

Proposal No. 4: To approve the amendment of the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan.

To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date
You are entitled to vote at the Annual Meeting and at any adjournments or postponements thereof if you were a shareholder of record at the close of business on March 20, 2020 (the "Record Date"). On the Record Date, BankUnited, Inc. had 92,398,989 shares of common stock issued and outstanding.

Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the attached Proxy Statement and submit your proxy or voting instructions as soon as possible. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting, if available. For specific instructions on voting, please refer to the instructions on your enclosed proxy card.

Internet Availability of Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 15, 2020. BankUnited, Inc.'s Proxy Statement and 2019 Annual Report to Shareholders are available at:
http://ir.bankunited.com.

By Order of the Board of Directors,

April 10, 2020	Susan Wright Greenfield
Miami, Florida	Corporate Secretary

i
BankUnited, Inc. 2020 Proxy Statement

ii
BankUnited, Inc. 2020 Proxy Statement

PROPOSALS TO BE VOTED ON BY BANKUNITED, INC. SHAREHOLDERS
PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors Elected Annually
Our Board of Directors is currently comprised of nine members. The size of the Board of Directors may be fixed from time to time exclusively by our Board of Directors as provided in our Certificate of Incorporation. BankUnited, Inc.'s directors are elected each year by the shareholders at the Company's annual meeting of shareholders. We do not have a staggered or classified board.
Nine director nominees are standing for election at this year's Annual Meeting. All nominees currently serve as directors on our Board of Directors. Each elected director's term will last until the 2021 annual meeting of shareholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.
Directors of BankUnited, Inc. have historically also served as directors of its wholly-owned subsidiary BankUnited, N.A. (the "Bank").
Each director will be elected by a majority of the votes cast, either in person or by properly authorized proxy, in the election of directors at the Annual Meeting.
Under our Amended and Restated By-Laws, at any meeting of the shareholders at which directors are to be elected and a quorum is present, each director nominee receiving a majority of the votes cast at the meeting will be elected as a director. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.
If a nominee for director who is an incumbent director is not elected and no successor has been elected at the meeting, then the director will be required under our Amended and Restated By-Laws to promptly tender his or her resignation as a director. Our Nominating and Corporate Governance Committee would then make a recommendation to the full Board as to whether to accept or reject the resignation.
If the resignation is not accepted by the Board, then the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier death, resignation or removal.
If the director’s resignation is accepted by the Board, then the Board may fill the vacancy.
However, if the number of nominees exceeds the number of positions available for the election of directors, then the directors will be elected by the vote of a plurality of the votes cast at any meeting of the shareholders at which directors are to be elected and a quorum is present.

BankUnited, Inc. 2020 Proxy Statement

Board Nominations
Board candidates are selected based on various criteria including their character and reputation, relevant business experience and acumen and relevant educational background. The Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for Board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of shareholders.

Information Regarding the Nominees for Election to the Board of Director

Key Statistics about our Director Nominees

Director/Age	Professional Experience	Board Tenure	Independent	Committee Membership (C=Chair)
Rajinder P. Singh, 49 Chairman, President and CEO	Banking	2013	No	None
Tere Blanca, 59	Commercial Real Estate	2013	Yes	Compensation
John N. DiGiacomo, 58	Banking/Accounting	2018	Yes	Audit
Michael J. Dowling, 71	Healthcare	2013	Yes	Compensation (C)
Douglas J. Pauls, 61	Banking/Accounting	2014	Yes	Risk (C) Nominating and Corporate Governance
A. Gail Prudenti, 66	Legal	2015	Yes	Compensation Nominating and Corporate Governance
William S. Rubenstein, 64	Legal	2017	Yes	Risk
Sanjiv Sobti, Ph.D., 58	Finance & Capital Markets	2014	Yes	Audit (C) Risk
Lynne Wines, 65	Banking	2015	Yes	Nominating and Corporate Governance (C) Audit
Qualifications
In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into consideration the Company's Corporate Governance Guidelines and all other factors deemed appropriate by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee's determination is made based primarily on the following criteria: (i) a candidate's special skills, expertise and background that would enhance or complement the mix of the existing directors, (ii) a candidate's reputation and prominence in his or her business, professional activities or community, including a well-known reputation for addressing important issues that the Company may face, (iii) a candidate's commitment to high ethical business standards and integrity and (iv) a candidate's time commitment and willingness to fully participate in the Board's affairs and perform his or her duties to the highest standards. For more information about the nominating process, see "Board of Directors and Corporate Governance—Director Nominating Process and Diversity."

BankUnited, Inc. 2020 Proxy Statement

Biographical Information
Set forth below is biographical information concerning each nominee who is standing for election at the Annual Meeting. We further provide each nominee's specific experience, qualifications, attributes and skills that the Nominating and Corporate Governance Committee and the Board of Directors considered in determining whether to recommend the nominee for election to the Board of Directors. In addition to the information presented below, the Company believes that a board comprised of its nominees constitutes a board with a reputation for integrity, strong business acumen and the exercise of sound judgment; a board that is strong in its collective knowledge and leadership abilities; and a board that has a diversity of viewpoints and backgrounds. The ages of the nominees are as of the date of the Annual Meeting.

RAJINDER P. SINGH	AGE: 49	DIRECTOR SINCE: JULY 2013

Committee Membership:	Professional Experience:	Board Qualifications:
• None	• Banking	• Banking and leadership experience. Understanding of regulatory and corporate governance matters.
Mr. Singh is our Chairman, President and Chief Executive Officer and one of the founding organizers of our Company. Mr. Singh was appointed Chairman of the Board of Directors of BankUnited, Inc. in January 2019 and President and Chief Executive Officer in January 2017. Mr. Singh served as our Chief Operating Officer from October 2010 up until his promotion in 2017. An industry veteran of 25 years, Mr. Singh has held several executive leadership positions prior to BankUnited including for Invesco’s WL Ross & Co., Capital One Financial Corp, North Fork Bancorporation and FleetBoston Financial Corporation. Mr. Singh serves as the Federal Reserve's Board of Governors' Federal Advisory Council, representing the Atlanta Region. Mr. Singh earned his M.B.A. from Carnegie Mellon University in Pittsburgh and his B.S. in chemical engineering from the Indian Institute of Technology in New Delhi. Mr. Singh's qualifications to serve on our Board include his banking and leadership experience and his understanding of regulatory and corporate governance matters.

TERE BLANCA	AGE: 59	DIRECTOR SINCE: SEPTEMBER 2013

Committee Membership:	Professional Experience:	Board Qualifications:
• Compensation Committee Member	• Commercial Real Estate	• Leadership and management experience. Knowledge of commercial real estate markets and relationships in the business community.
Ms. Blanca is the founder, Chairman and Chief Executive Officer of Blanca Commercial Real Estate, Inc., an independently owned commercial real estate services firm in Florida. Ms. Blanca has more than 25 years of experience in the South Florida real estate sector. Prior to launching Blanca Commercial Real Estate in March 2009, she served as Senior Managing Director for Cushman & Wakefield of Florida, Inc., where she led the firm's South Florida operations. Ms. Blanca also held the position of Senior Vice President at Codina Realty Services, Inc. ONCOR International. Ms. Blanca is a past member of the Board of Directors of The Miami Foundation, member of the Board of Governors of the Greater Miami Chamber of Commerce, past chair of the Board of Directors of City Year Miami,

BankUnited, Inc. 2020 Proxy Statement

and past chair of Miami-Dade County's official economic development agency, The Beacon Council. She also is a member of Young Presidents' Organization (YPO) Gold Miami-Ft Lauderdale Chapter, an Associate member of the YPO Miami Chapter, a member of the Women Corporate Directors (WCD) and a member of the University of Miami's School of Business Real Estate Advisory Council. Ms. Blanca has earned several honors, including “Top 100 Power Leaders”, “Ultimate CEO” and “Most Influential Business Women” by the South Florida Business Journal, and “Power Leader of the Year” and “Office Broker of the Year” by the Greater Miami Chamber of Commerce, “Philanthropist of the Year” by City Year Miami, “Community Leader” by the Hispanic Chamber of Commerce, “Top 25 Women in Real Estate” by Commercial Property Executive, “Women of Influence: Legends” and “Women of Influence” by Real Estate Forum, “Top Dealmakers of the Year” by the Daily Business Review, and Camacol's “Successful Hispanic Women of the Year.” Ms. Blanca earned a B.B.A with a concentration in international marketing and finance and an M.B.A. from the University of Miami. Ms. Blanca's qualifications to serve on our Board include her leadership and management experience, her knowledge of commercial real estate markets, as well as her relationships in the business community.

JOHN N. DIGIACOMO	AGE: 58	DIRECTOR SINCE: AUGUST 2018

Committee Membership:	Professional Experience:	Board Qualifications:
• Audit Committee Member	• Banking and Accounting	• Banking experience and deep understanding of financial statements, regulation, compliance and corporate governance.
Mr. DiGiacomo joined our Board in August 2018 and has over 25 years of experience in the financial services industry. From 1994 to 2007, he served as Chief Financial Officer of North Fork Bank until the company’s merger with Capital One Financial Corporation. From 1990 to 1994, Mr. DiGiacomo served as Senior Vice President, Corporate Controller of North Fork Bank, and Vice President of Financial Planning, North Fork Bancorporation, Inc. from 1988 to 1990. Mr. DiGiacomo served as Vice President, Director of Finance of Long Island Mortgage from 1986 to 1988. Mr. DiGiacomo began his career at KPMG LLP. Mr. DiGiacomo graduated magna cum laude with a bachelor’s degree in accounting from St. John’s University in Queens, New York. Mr. DiGiacomo’s qualifications to serve on our Board include his banking experience and deep understanding of financial statements, regulation, compliance and corporate governance.

MICHAEL J. DOWLING	AGE: 71	DIRECTOR SINCE: MAY 2013

Committee Membership:	Professional Experience:	Board Qualifications:
• Compensation Committee Chair	• Healthcare	• Extensive leadership and management experience as well as his relationships within the business, political and charitable communities.
Mr. Dowling is the President and Chief Executive Officer of Northwell Health, a clinical, academic and research enterprise with a workforce of more than 71,000 and annual revenue of $13.5 billion. Northwell is the largest health care provider and private employer in New York State, caring for more than two million people annually through a vast network of nearly 800 outpatient facilities, including 220 primary care practices, 52 urgent care centers, home care, rehabilitation and end-of-life programs, and 23 hospitals. Prior to becoming President and CEO in 2002, Mr. Dowling was the health system's Executive Vice President and Chief Operating Officer. Before joining Northwell

BankUnited, Inc. 2020 Proxy Statement

in 1995, he was a Senior Vice President at Empire Blue Cross/Blue Shield. Mr. Dowling served in New York State government for 12 years, including seven years as State Director of Health, Education and Human Services and Deputy Secretary to the Governor. He was also Commissioner of the New York State Department of Social Services. Before his public service career, Mr. Dowling was a professor of Social Policy and Assistant Dean at the Fordham University Graduate School of Social Services and Director of the Fordham Campus in Westchester County. Mr. Dowling is past chair of the Healthcare Institute and the current chair of the Institute for Healthcare Improvement (IHI). He is a member of the Institute of Medicine of the National Academies of Sciences and the North American Board of the Smurfit School of Business at University College, Dublin, Ireland. He also serves as a board member of the Long Island Association. He is past chair and a current board member of the National Center for Healthcare Leadership (NCHL), the Greater New York Hospital Association (GNYHA), the Healthcare Association of New York State (HANYS) and the League of Voluntary Hospitals of New York. Mr. Dowling was an instructor at the Center for Continuing Professional Education at the Harvard School of Public Health. Mr. Dowling grew up in Limerick, Ireland. He earned his undergraduate degree from University College Cork (UCC), Ireland, and his master’s degree from Fordham University. He also has honorary doctorates from Queen's University Belfast, University College Dublin, Hofstra University, Dowling College and Fordham University. Mr. Dowling's qualifications to serve on our Board include his extensive leadership and management experience as well as his relationships within the business, political and charitable communities.

DOUGLAS J. PAULS	AGE: 61	DIRECTOR SINCE: MAY 2014

Committee Membership:	Professional Experience:	Board Qualifications:
• Risk Committee Chair • Nominating and Corporate Governance Committee Member	• Banking and Accounting	• Extensive banking experience, including his previous service as our Chief Financial Officer, and his deep understanding of financial statements, regulation, compliance and corporate governance.
Mr. Pauls served as our Chief Financial Officer from September 2009 to February 2013. From March 2013 to December 2013, Mr. Pauls served as a senior advisor to the Company. In December 2013, Mr. Pauls joined the Board of Directors of Essent Group Ltd. (NYSE: ESNT), and serves as Chairman of the Audit Committee and member of the Compensation Committee and the Technology, Innovation and Operations Committee. In August 2017, Mr. Pauls joined the Board of Directors, Audit Committee and Risk Committee of Global Atlantic Financial Group and serves as Chairman of the Audit Committee. Mr. Pauls joined the Board of Directors of South Mountain Merger Corp. (NASDAQ: SMMCU) in June 2019, and serves as a member of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Between March 2009 and August 2009, Mr. Pauls was self-employed as a consultant. From April 2008 until February 2009, Mr. Pauls served as Executive Vice President of Finance for TD Bank, NA following TD Bank's acquisition of Commerce Bancorp, Inc. in March 2008. Mr. Pauls served as Chief Financial Officer of Commerce Bancorp from March 2002 until the acquisition by TD Bank in March 2008. Mr. Pauls was a member of the three person Office of the Chairman, responsible for overall management, policy making and strategic direction of Commerce Bancorp. From October 1995 to March 2002, Mr. Pauls served as the Chief Accounting Officer of Commerce Bancorp, its Senior Vice President from January 1999 to April 2006 and its Executive Vice President from April 2006 to April 2008. Earlier in his career, Mr. Pauls was a Senior Manager in the Audit Department of Ernst & Young in Philadelphia and Pittsburgh, Pennsylvania. Mr. Pauls received a B.A. in Economics magna cum laude from Dickinson College. Mr. Pauls currently serves on the Board of Trustees of Dickinson College. Mr. Pauls' qualifications to serve on our Board include his extensive banking experience, including his previous service as our Chief Financial Officer, and his deep understanding of financial statements, regulation, compliance and corporate governance.

BankUnited, Inc. 2020 Proxy Statement

A. GAIL PRUDENTI	AGE: 66	DIRECTOR SINCE: AUGUST 2015

Committee Membership:	Professional Experience:	Board Qualifications:
• Nominating and Corporate Governance Committee Member • Compensation Committee Member	• Legal	• Extensive legal experience as well as her leadership and relationships in the political and charitable communities.
Judge Prudenti is the Dean at the Maurice A. Deane School of Law at Hofstra University and Executive Director of the Center for Children, Families and the Law at Hofstra. From December 2011 to July 2015, Judge Prudenti served as the Chief Administrative Judge of the Courts of New York State, where she supervised the administration and operation of the statewide court system. From 2002 until December 2011, Judge Prudenti served as the Presiding Justice of the Appellate Division for the Second Judicial Department in New York State. Judge Prudenti served as Associate Justice, Appellate Division for the Second Judicial Department from 2001 to 2002, and as Administrative Judge for the Tenth Judicial District (Suffolk County) from 1999 to 2001. Prior to her appointment as Administrative Judge, Judge Prudenti served as Surrogate of Suffolk County from 1995 to 2000. Judge Prudenti’s judicial career began in 1991 when she was elected to the New York State Supreme Court, where she served until 1995. In 1996, during her tenure as Surrogate, Judge Prudenti was also designated as an Acting Supreme Court Justice and received the additional responsibilities of presiding over a dedicated Guardianship Part. After six years as the Surrogate, Judge Prudenti was reelected to the Supreme Court bench. Judge Prudenti earned her law degree from the University of Aberdeen, in Scotland, which also awarded her an honorary Doctorate of Laws in 2004 and an honorary appointment as Professor in the School of Law. Judge Prudenti earned a Bachelor of Arts with honors from Marymount College of Fordham University and an Honorary Doctorate from Hofstra University in 2016. She is a member of the Advisory Panel of Judges of the New York State Lawyer Assistance Trust Program, a member of the Council of Chief Judges of the National Center for State Courts, a former chairperson of the Office of Court Administration’s Mental Health Curriculum Committee for Trial Judges, co-chair of the Chief Judge’s Task Force on Delay in the Courts, a member of the Chief Judge’s Commission on Public Access to Court Records, a former member of the Chief Administrative Judge’s Judicial Legislative Group and a member of the NYS Office of Court Administration’s Gender Bias and Anti-Discrimination Panel. In addition, the judge is a member of the Judicial Section of the American Bar Association, the former Presiding Member of the Judicial Section of the New York State Bar Association, a member of the New York State Trial Lawyers Association and the New York State Women’s Bar Association, a former co-chair of the Surrogate’s Court Committee of the Suffolk County Bar Association, a member of the Suffolk County Women’s Bar Association, and a member of the Board of Directors of the Suffolk County Columbian Lawyers Association. Judge Prudenti’s qualifications to serve on our board include her extensive legal experience as well as her leadership and relationships in the political and charitable communities.

BankUnited, Inc. 2020 Proxy Statement

WILLIAM S. RUBENSTEIN	AGE: 64	DIRECTOR SINCE: AUGUST 2017

Committee Membership:	Professional Experience:	Board Qualifications:
• Risk Committee Member	• Legal
•
More than 33 years of experience representing financial institutions and their boards of directors in a wide range of corporate transactions involving negotiated and contested mergers and acquisitions, the structuring and issuance of complex securities, and governance and regulatory matters.

Mr. Rubenstein is a retired partner of the New York law firm of Skadden, Arps, Slate, Meagher and Flom, LLP. Mr. Rubenstein was with the firm from September 1981 through December 2014, and was made a partner in April 1989. Mr. Rubenstein served as co-head of the firm's Financial Institution Group preceding his retirement. For more than ten years preceding his retirement from Skadden, Mr. Rubenstein served as a trustee of the Firm's pension plan and a member of the Firm's retirement committee, overseeing the investment of the Firm's pension and retirement plan assets. From 2003 to 2013, Mr. Rubenstein served as a trustee of the Stella and Charles Guttman Foundation, a New York not-for-profit established in 1959 dedicated to supporting programs to improve the educational opportunities and the delivery of health and other services for people in low income neighborhoods. Mr. Rubenstein's qualifications to serve on our Board include more than 33 years of experience representing financial institutions and their boards of directors in a wide range of corporate transactions involving negotiated and contested mergers and acquisitions, privately negotiated investments and restructuring transactions, the structuring and issuance of complex securities, and governance and regulatory matters.

SANJIV SOBTI, Ph.D.	AGE: 58	DIRECTOR SINCE: MAY 2014

Committee Membership:	Professional Experience:	Board Qualifications:
• Audit Committee Chair • Risk Committee Member	• Finance and Capital Markets
•
Over 30 years of experience in serving as a corporate finance and mergers specialist advising the financial services industry, expertise in valuation analyses and capital markets transactions, and in analyzing and evaluating various financial services businesses.

Dr. Sobti has served at several preeminent Wall Street firms during a career spanning more than 30 years. Since 2007, Dr. Sobti has had an independent consulting business and has served as a senior advisor to Credit Suisse since 2008. In 2006, he co-founded FIRE Capital Fund Management Mauritius Private Limited, the manager for a private equity fund, and served as the Chairman of its Board of Directors until 2011. From 2001 through 2008, Dr. Sobti was a Senior Managing Director of Bear, Stearns & Co. Inc. where he was appointed to the President's Advisory Council and Fairness Opinion Committee. From 1999 to 2001, Dr. Sobti was a Managing Director at J.P. Morgan & Co. where he was recruited as head of Mergers and Acquisitions for Financial Institutions. Previously Dr. Sobti was with Lehman Brothers Inc. from 1989 to 1999 culminating in his serving as Managing Director and co-head of Mergers and Acquisitions for Financial Institutions. Earlier Dr. Sobti worked at Goldman, Sachs & Co. from 1986 through 1989. Dr. Sobti is co-Chair of the International Advisory Board of the University of Pennsylvania's Center for the Advanced Study of India. Dr. Sobti holds a B.A. from St. Stephen's College, University of Delhi, and an M.B.A. and Ph.D. in Finance from The Wharton School, University of Pennsylvania. Dr. Sobti's qualifications to serve on our Board include over 30 years of experience in serving as a corporate finance and mergers specialist advising the financial services industry, expertise in valuation analyses and capital markets transactions, experience in analyzing

BankUnited, Inc. 2020 Proxy Statement

and evaluating various financial services businesses, and knowledge of complex financial instruments including asset-backed securities and derivatives.

LYNNE WINES	AGE: 65	DIRECTOR SINCE: AUGUST 2015

Committee Membership:	Professional Experience:	Board Qualifications:
• Nominating and Corporate Governance Committee Chair • Audit Committee Member	• Banking	• Extensive banking experience and her deep understanding of financial statements, regulation and compliance.
Ms. Wines is Senior Director, Broward Business Council on Homelessness. From July 2011 to May 2014, Ms. Wines served as President and Chief Executive Officer of First Southern Bank of Boca Raton, Fla. and was responsible for all aspects of market and operations before its acquisition by Centerstate Bank in 2014. From January 2008 to June 2010, she served as President and Chief Operating Officer of CNL Bank, a $1.6 billion independent statewide commercial bank. Ms. Wines served as President & Chief Executive Officer of Commercial Banking South Florida for Colonial Bank, N.A. from 2005 until 2007 following Colonial Bank’s acquisition of Union Bank of Florida. Ms. Wines served as President and Chief Executive Officer of Union Bank of Florida from May 1999 until the acquisition by Colonial Bank, N.A. in February 2005. From January 1986 to May 1999, Ms. Wines served as the Controller of Union Bank of Florida, its Senior Vice President and Chief Financial Officer and its Executive Vice President and Chief Operating Officer. Wines’ professional affiliations include a four-year term on the board of directors of the Florida Bankers Association, a member of Leadership Florida, International Women's Forum, Women's Corporate Directors, and past member of Broward Workshop. Ms. Wines has been a guest lecturer at Florida Atlantic University, Lynn University, and Nova Southeastern University's MBA programs. Civic involvement includes Chairperson of United Way of Broward County, Chair of 211-Broward, as well as leadership roles in several other non-profit organizations. Ms. Wines received a Bachelor of Science from Nova Southeastern University and a Master's in Public Administration, Public Service Leadership from New York University. Ms. Wines completed the Advanced Leadership Initiative Fellowship at Harvard University in December 2016. Ms. Wines' qualifications to serve on our Board include her extensive banking experience and her deep understanding of financial statements, regulation and compliance.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOREGOING NINE NOMINEES TO THE BOARD OF DIRECTORS

BankUnited, Inc. 2020 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Role of Board of Directors
The Company's business and affairs are managed under the direction of the Board of Directors, which is the Company's ultimate decision-making body, except with respect to those matters reserved to the Company's shareholders. The Board of Directors' mission is to maximize long-term shareholder value. The Board of Directors establishes the Company's overall corporate policies, evaluates the Company's CEO and the senior leadership team and acts as an advisor and counselor to senior management. The Board of Directors also oversees the Company's business strategy, planning and risk management framework, as well as the performance of management in executing the Company's business strategy, assessing and managing risks and managing the Company's day-to-day operations.

Director Independence
Under the NYSE listing standards, in order to consider a director independent, the Board of Directors must affirmatively determine that he or she has no material relationship with the Company. The standards specify the criteria for determining whether directors are independent and contain guidelines for directors and their immediate family members with respect to employment or affiliation with the Company or its independent registered public accounting firm. The Board of Directors also has adopted independence standards to assist it in making independence determinations. The Company's Director Independence Standards contain the formal director qualification and independence standards adopted by the Board of Directors, and are available as part of the Company's Corporate Governance Guidelines on the Company's website at http://ir.bankunited.com.
The Board of Directors determines annually whether a director is independent at the time the Board of Directors approves director nominations for inclusion in the Company's proxy statement and when a director joins the Board of Directors between annual meetings. Although the determination of whether a director is independent relies on the Board's subjective assessment of all of the relevant facts and circumstances, the Company's Director Independence Standards provide that a director will not qualify as independent if:
• within the last three years, (i) the director has been an employee of the Company or an immediate family member of the director has been an executive officer of the Company; (ii) the director or an immediate family member of the director has received, during any twelve-month period, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service) and compensation received by a family member for service as a non-executive employee of the Company; (iii) the director or an immediate family member of the director was a partner or employee of the Company's independent registered public accounting firm and personally worked on the Company's audit within that time; and (iv) the director or an immediate family member of the director has been employed as an executive officer of a company in which a present executive officer of the Company at the same time served on the compensation committee of that company's board of directors;
• the director is a current partner or employee of the Company's independent registered public accounting firm or an immediate family member of the director is a current partner of such firm or a current employee of such firm who personally works on the Company's audit; or

BankUnited, Inc. 2020 Proxy Statement

• the director or an immediate family member of the director is a current executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such company's consolidated gross revenue.
The Board undertook its annual review of director independence in March 2020. As a result of this review, the Board affirmatively determined that all of the directors and nominees are independent of the Company and its management under the corporate governance standards of the NYSE, with the exception of Rajinder P. Singh. Mr. Singh is our Chairman, President and Chief Executive Officer. In making the determination that Dr. Sobti is independent of the Company and its management, the Board of Directors considered that Dr. Sobti is a senior advisor to Credit Suisse, which is a full-service financial institution that, with its affiliates, had directly and indirectly engaged, and may in the future engage, in financial advisory, investment banking and commercial banking services for us and our affiliates, for which it received, or may receive, customary compensation, fees and expense reimbursement. The Board considered that Dr. Sobti is not an employee of Credit Suisse and also has had an independent consulting business since 2007. In making the determination that Mr. Rubenstein is independent of the Company and its management, the Board of Directors considered that Mr. Rubenstein is a retired partner of the law firm Skadden, Arps, Slate, Meagher and Flom, LLP, which was former counsel of the Company, and may in the future engage in legal services for us and our affiliates, for which it received, or may receive, customary compensation, fees and expense reimbursement.

Board of Directors Meetings and Attendance
The Board of Directors held seven meetings during 2019 and acted by written consent five times. Each director attended 75% or more of the meetings of the Board of Directors and Board committees on which they served during 2019. Directors are expected to attend all meetings of shareholders. All directors attended the 2019 annual meeting.

Board and Board Committee Performance Evaluations

Each year, the Nominating and Corporate Governance Committee leads the Board through self-evaluation. Through this evaluation process, the directors assess performance, identify areas for improvement and provide feedback.
Board Annual Self-Evaluation:

•	Each director completes an open-ended questionnaire with key topics such as board composition and culture; information and resources; effectiveness and oversight;

•	Responses are reviewed by the Chair of the Nominating and Corporate Governance Committee;

•	Chair of the Nominating and Corporate Governance Committee leads a discussion of the results with the full Board at the next Board meeting.
Committee Annual Self-Evaluations:

•	Each director completes an open-ended questionnaire for each committee on which he or she serves with key topics such as Committee Charter, structure, composition and effectiveness;

•	Responses are reviewed by each Committee Chair;

•	Committee Chair leads a discussion of the results with the full Board at the next Board meeting.

BankUnited, Inc. 2020 Proxy Statement

Director Education

Our Board believes that director education is essential to the ability of our directors to provide oversight and fulfill their roles. The Nominating and Corporate Governance Committee provides directors with information regarding external director development and training programs and encourages director participation in such programs. Continuing director education is provided during Board meetings and our directors also attend conferences and round tables hosted by our primary banking regulators.

Committees of the Board of Directors
The Board has established four committees to facilitate its oversight responsibilities; an Audit Committee, a Risk Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A description of each Board committee is set forth below.
Each committee operates under a written charter. Copies of the charters of the Audit Committee, Risk Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at http://ir.bankunited.com and may also be obtained upon request without charge by writing to the Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Audit Committee	13 meetings held in 2019
The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Committee Member Requirements: All of the Audit Committee members meet the independence and experience requirements of the NYSE and the Securities and Exchange Commission (the "SEC"). As part of those requirements, our Board of Directors has determined that each member of the Audit Committee is independent and financially literate in accordance with NYSE listing standards and qualify as "audit committee financial experts" as defined by the SEC.
Current Members: Sanjiv Sobti, Ph.D. (Chair), John N. DiGiacomo and Lynne Wines (1)
Audit Committee Financial Experts: Sanjiv Sobti, Ph.D., John N. DiGiacomo and Lynne Wines
(1) Eugene F. DeMark was a member of the Board of Directors and served as Chairman of the Audit Committee until May 15, 2019.
The Audit Committee meets at least four times annually and privately meets in executive session at such times as the Committee may determine, and meets with management, the chief internal auditor, the independent auditors, and the regulatory examiners as appropriate.
Primary Responsibilities:
•Oversees the integrity of the Company's financial statements and the financial reporting process, including the system of disclosure controls.
•Oversees the appointment, qualifications, performance, compensation and independence of the Independent Registered Public Accounting Firm.
•Oversees the performance of the Company's internal audit function.

BankUnited, Inc. 2020 Proxy Statement

•Oversees the Company's compliance with applicable legal and regulatory requirements related to financial matters.
•Reviews the audit plans and findings of our independent registered public accounting firm and our internal audit team.
•Reviews our financial risk and control procedures, compliance programs and significant tax matters.

Risk Committee	5 meetings held in 2019
Committee Member Requirements: All of the Risk Committee members meet the independence requirements of the SEC and NYSE, and further meet the risk expertise requirements for directors of a risk committee by the Board of Governors of the Federal Reserve System.
Current Members: Douglas J. Pauls (Chair), William S. Rubenstein and Sanjiv Sobti, Ph.D.
The Risk Committee meets at least four times annually and privately meets in executive session at such times as the Committee may determine with our Chief Risk Officer.
Primary Responsibilities:
•Approves the Enterprise Risk Framework and the Company's Risk Appetite Statement.
•Oversees risk assessment, monitoring, and management of aggregate credit, interest rate, liquidity, price, operational, compliance/legal, BSA/AML, strategic, and reputation risk, including the adequacy of capital to absorb such risks.

Compensation Committee	6 meetings held in 2019
Committee Member Requirements: All of the Compensation Committee members meet the independence standards of the NYSE, including the NYSE's independence requirements specific to the members of compensation committees.

Current Members: Michael J. Dowling (Chair), Tere Blanca and A. Gail Prudenti
Primary Responsibilities:
•Oversees establishing, maintaining, and administering our compensation programs and employee benefit plans, including the BankUnited, Inc. equity incentive plans.
•Determines and approves compensation and corporate goals and objectives relevant to the incentive awards of our CEO and other named executive officers; further evaluates the performance of these officers.
•Evaluates and discusses with executive management our incentive-based compensation plans.
•Makes recommendations to the Board for approval of the non-employee director compensation program.

BankUnited, Inc. 2020 Proxy Statement

Nominating and Corporate Governance Committee	5 meetings held in 2019
Committee Member Requirements: All of the Nominating and Corporate Governance Committee members meet the independence standards of the NYSE.
Current Members: Lynne Wines (Chair), Douglas J. Pauls and A. Gail Prudenti
Primary Responsibilities:
•Makes recommendations to the Board regarding candidates for directorships and the size and composition of our Board of Directors and committees.
•Oversees and reviews the annual Board and board committee self-assessments.
•Reviews appropriate retirement age and tenure limitations as well as memberships on other boards and board education and training.
•Oversees CEO succession planning and working with the CEO, further reviews the Company's management succession plans.
•Oversees our corporate governance guidelines and reports and makes recommendation to our Board on responsibilities related to corporate governance matters    .

Compensation Committee Interlocks and Insider Participation
In 2019, our Compensation Committee consisted of Mr. Dowling (Chairman), Ms. Blanca and Judge Prudenti. None of them had at any time in the last fiscal year been one of our officers or employees, and none has had any relationships with our company of the type that is required to be disclosed under Item 404 of Regulation S-K.
None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Governance Documents
The Company's Risk Appetite Statement, which is reviewed and approved by the Risk Committee, sets forth the guidelines for the aggregate levels of acceptable risks and forms the basis of the Company's enterprise risk management framework. It further defines the boundaries for the type and amount of risk that may be undertaken by the Company in pursuing business objectives and initiatives.

The Company's Risk Framework establishes enterprise-wide governance and risk management requirements for monitoring nine categories of risk: strategic risk, credit risk, interest rate risk, liquidity risk, operational risk, compliance risk, BSA/AML risk, reputation risk and price risk.

Risk Management and Oversight
Our Board of Directors oversees our risk management framework, including the company-wide approach to risk management, carried out by our management. Our full Board of Directors determines the appropriate levels of risk for the Company generally, assesses the specific risks faced by us and reviews the steps taken by

BankUnited, Inc. 2020 Proxy Statement

management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for risk management, its committees oversee risk in certain specified areas.
In particular, the Risk Committee plays a key role in the Board of Directors' exercise of its risk oversight function. The Risk Committee assists the Board in overseeing the Company's enterprise-wide risk management framework, including the risk appetite statement, risk tolerances and limits, and risk management infrastructure. The Risk Committee oversees the risk assessment process to assist the Board and management in identifying emerging risks that could potentially impact the Company's strategic objectives and business plan.
The Risk Committee also has responsibility for monitoring risks related to information security and cybersecurity and overseeing management's approach to effectively addressing these risks. On a routine basis, the Risk Committee reviews the Company's Information Security Program and regular reporting related to emerging risks and risk metrics in this area. The Risk Committee receives reports from either the Chief Information Security Officer or the Chief Risk Officer and reviews the Information Security Program Annual Report to the Board as well as results of audits of controls and procedures related to information security.
The Risk Committee also reviews regular reporting related to credit, interest rate, liquidity, operational and compliance risk.
The Audit Committee also has a significant role in the Board of Directors' exercise of its risk oversight responsibilities. The Audit Committee is primarily responsible for overseeing matters involving the Company's financial reporting risks and the guidelines, policies and processes for managing such risks, including internal controls over financial reporting. The Audit Committee conducts its risk oversight in a variety of ways, including reviewing management's assessment of the Company's internal control over financial reporting, and reviewing and approving the Company's significant accounting policies. Additionally, the Company's independent registered public accounting firm regularly discusses risks and related mitigation measures that may come to their attention during its regular reviews and audits of the Company's financial statements with the Audit Committee. To ensure candid and complete reporting, the Audit Committee regularly meets in separate executive sessions with management, the head of the Company's internal audit department and the Company's independent registered public accounting firm.
The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and practices, as well as the incentives created by the compensation awards it administers. The Compensation Committee reviews our incentive plans to ensure that they appropriately balance risk and reward and do not encourage inappropriate risks, which could impact our financial position and reputation. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board.
Pursuant to our Board's instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

BankUnited, Inc. 2020 Proxy Statement

Board Leadership Structure
The Board of Directors is responsible for overseeing the exercise of corporate power and seeing that our business and affairs are managed to meet our stated goals and objectives and that the long-term interests of our shareholders are served. The Board of Directors regularly reviews and assesses the effectiveness of the Company's leadership structure in the context of the Company's specific circumstances, culture, strategic objectives and challenges.
The Board of Directors does not have a fixed policy regarding the separation of the offices of Chairman and CEO because it believes that it should maintain flexibility to select the Chairman and determine the Board leadership structure, from time to time, based on criteria that it deems to be in the best interests of the Company and its shareholders.
Our current board leadership structure provides for a combined role of the Chairman of the Board and Chief Executive Officer ("CEO"), along with a Lead Independent Director and the independence of all other directors. The independent directors believe that Mr. Singh's knowledge and background with the Company, his deep industry experience and his demonstrated leadership capability benefits our shareholders and employees and that a combined role of Chairman and CEO will best allow us to execute our strategic initiatives and business plan at this time.

Lead Independent Director
The Board of Directors has appointed Mr. Pauls to serve as our Lead Independent Director. Mr. Pauls was appointed in May 2019 by our independent directors following the departure of Eugene F. DeMark who did not seek reelection to our Board. Mr. Pauls brings extensive banking and risk management experience to our Board and is an independent voice on important issues facing the Company and ensures that those issues are fully considered by the Board of Directors.
Primary Responsibilities: In his role as Lead Independent Director, Mr. Pauls' duties include, but are not limited to:
•Presiding over regularly scheduled executive sessions with the non-management directors;
•Serving as a liaison between the Board and senior management;
•Assisting the Board of Directors, our Nominating and Corporate Governance Committee and executive management to ensure compliance with the Company's Corporate Governance Guidelines;
•Assisting the Corporate Governance Committee and the CEO, in the identification and evaluation of director candidates';
•Participating with management in shareholder engagement meetings and sharing feedback with the full Board see "Shareholder Engagement" on page 32 for information on our shareholder engagement program;
•Communicating, as appropriate, with our primary bank regulators.
Our Corporate Governance Guidelines provide for additional independent oversight of our operations, risks, business strategy and compensation practices. Consistent with our Corporate Governance Guidelines, the Board of Directors currently consists of independent directors, except for Mr. Singh. Each of the Audit Committee, Compensation and Nominating and Corporate Governance Committee is composed solely of independent directors. Independent directors, therefore, oversee essential, risk-sensitive matters such as the

BankUnited, Inc. 2020 Proxy Statement

quality and integrity of our financial statements; the compensation of our executive officers, including the CEO; the nomination of directors; and the evaluation of the Board, its committees, and its members.
Our Corporate Governance Guidelines also require that the non-management directors meet regularly in executive session without the presence of management, which provides an opportunity for the independent directors to freely express their views on important issues.
Through the Company's overall governance structure described above, the Board of Directors believes it has effectively balanced the need for strategic leadership by the Company's Chairman and CEO with the oversight and objectivity of the independent directors and has created an effective and appropriate leadership structure that is conducive to the risk oversight process. The Board of Directors recognizes that, depending on the circumstances, other leadership structures might be appropriate and in the best interests of the Company. Accordingly, the Board of Directors has the discretion to modify the Company's leadership structure if it believes doing so would be in the best interests of the Company.

Executive Sessions
The rules of the NYSE require the non-management directors of the Company to regularly meet in executive session without management. In 2019, non-management directors of the Company met in executive session four times. The Company's Corporate Governance Guidelines state that a non-management independent director shall be chosen to preside at each executive session. Mr. Pauls currently serves as the Presiding Director. For information regarding how to communicate with non-management directors as a group and one or more individual members of the Board, including the Presiding Director, see "Communications with the Board of Directors" below.

CEO and Senior Management Succession Planning
Our Nominating and Corporate Governance Committee has responsibility for succession planning with respect to the Company's CEO, as well as oversight of succession planning for other executive management positions. The Nominating and Corporate Governance Committee annually reviews succession plans for the CEO, and considers emergency, interim scenarios as well as long-term scenarios. The Nominating and Corporate Governance Committee further works with our CEO to review succession planning for other executive management positions, including his evaluations of executive officers and development plans for executives. The Chair of the Nominating and Corporate Governance Committee leads a discussion with the full Board following the annual succession planning session.

BankUnited, Inc. 2020 Proxy Statement

Communications with the Board of Directors
Any interested parties desiring to communicate with the Board of Directors or any of the independent directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Company's Corporate Secretary at BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.
The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chairman, Audit Committee, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016.

Corporate Governance Guidelines, Code of Conduct and Code of Ethics
Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs the affairs of the Company. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, compensation of directors, management succession and review, Board committees and selection of new directors.
We also have a Code of Conduct, which is applicable to all directors, officers, employees, agents (including consultants and contractors) and temporary personnel of the Company. We have a separate Code of Ethics for Principal Executive and Senior Financial Officers, which contains provisions specifically applicable to our principal executive officer, principal financial officer, principal accounting officer and controller (or persons performing similar functions).
The Corporate Governance Guidelines, the Code of Conduct and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our website at http://ir.bankunited.com. We expect that any amendments to these codes, or any waivers of their requirements, will be disclosed on our website.

Director Compensation
We use a combination of cash and stock-based incentive compensation to attract and retain independent, qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties, as well as the skill level we require of members of our Board. Directors who are also our employees do not receive any compensation from us for any period of service on our Board or Board committees that is concurrent with service as an employee.

Cash-Based Compensation and Director Compensation Changes Approved in 2019
The Compensation Committee retained Deloitte Consulting, LLP ("Deloitte Consulting") to provide advice regarding non-employee director compensation in March 2019. As one point of reference, Deloitte Consulting reviewed director compensation for directors in BankUnited's Peer Group, as described in "Compensation Discussion and Analysis". In addition to reviewing peer data, Deloitte Consulting and the Compensation Committee considered market and leading practices with respect to director compensation. Based on this review, the Compensation Committee recommended changes to the Company's director compensation program, which were approved by the Board and became effective at the time of the 2019 annual meeting.

BankUnited, Inc. 2020 Proxy Statement

On May 15, 2019, our Board revised our director compensation program by reducing the annual cash retainer from $100,000 to $70,000 annually. The Board also reduced the annual cash retainer for the Chairs of the Audit and the Risk Committees from $75,000 to $35,000. No changes were made to the $25,000 annual cash retainer for the Chairs of the Compensation and Nominating and Corporate Governance Committees. Cash retainers are paid in installments and were prorated effective June 1, 2019 based on the revised fees.
Directors do not receive fees for attending Board or committee meetings. Non-employee directors are reimbursed for reasonable expenses incurred in connection with Board-related activities.
Stock-Based Compensation
The Board further approved changes to the stock-based compensation of the non-employee directors. In past years, including 2018, each non-employee director received an annual grant of 1,000 shares of restricted common stock as well as an additional grant of 2,000 shares of restricted common stock to the Lead Independent Director. In its 2019 review of non-employee director compensation, the Board approved a change from a fixed amount of shares of restricted stock granted annually to an annual grant of restricted common stock with a grant date fair market value equal to the annual cash retainer.
On May 15, 2019, our Board approved a grant of 2,045 shares of restricted common stock (grant date fair value: $70,000) to each non-employee director elected at the 2019 annual meeting to serve a term ending at the 2020 annual meeting. Mr. Pauls received an additional grant of 1,023 shares of restricted common stock (grant date fair value: $35,017) for his service as Lead Independent Director. Each director's restricted common stock grant vests in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of shareholders, subject to the director's continued service as a director through the vesting date, except for accelerated vesting in the event of a director's death or disability and in certain circumstances relating to a change in control of the Company.
The following table shows compensation paid, earned or awarded to each of the non-employee members of our Board for 2019.
Director Compensation for 2019

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Tere Blanca	82,500	70,000	152,500
Eugene F. DeMark (1)	93,750	—	93,750
John N. DiGiacomo	97,083	70,000	167,083
Michael J. Dowling	107,500	70,000	177,500
Douglas J. Pauls	159,167	105,018	264,185
A. Gail Prudenti	82,500	70,000	152,500
William S. Rubenstein	107,500	70,000	177,500
Sanjiv Sobti, Ph.D.	152,917	70,000	222,917
Lynne Wines	132,500	70,000	202,500

(1)
Mr. DeMark served on our Board until May 14, 2019. Includes a pro rata portion of his annual retainer fee ($100,000) and his Audit Committee Chair ($75,000) and member fees ($50,000) for the period of time Mr. DeMark served on our Board in 2019.

(2)
The amounts in this column represent the value of restricted common stock awards granted to Mss. Blanca and Wines, Judge Prudenti, Dr. Sobti and Messrs. Dowling, DiGiacomo, Pauls and Rubenstein, as described under "—Stock-Based Compensation" and determined in accordance with FASB ASC Topic 718. The grant date fair value is based on the

BankUnited, Inc. 2020 Proxy Statement

closing price of our stock on the NYSE on the grant date. The closing stock price on May 15, 2019, the date of grant, was $34.23 per share. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.
As of December 31, 2019, our non-management directors held the number of unvested shares of restricted stock shown in the table below.

Name	Unvested Restricted Shares (#)
Tere Blanca	3,044
John N. DiGiacomo	2,045
Michael J. Dowling	3,044
Douglas J. Pauls	4,067
A. Gail Prudenti	3,044
William S. Rubenstein	2,711
Dr. Sanjiv Sobti	3,044
Lynne Wines	3,044

Stock retention requirements and non-hedging policy for our non-employee directors

•
Under our stock retention requirements, directors are required to own shares of the Company's stock with a market value of five times the current annual retainer of $70,000. Under the requirements of the program, the director will not sell equity other than to cover taxes related to the vesting of an equity awards if, after giving effect to such sale, his or her respective retained equity (including vested and unvested equity) has a value that is less than the required multiple for the annual cash retainer.

•
The Company's Insider Trading Policy prohibits directors and executive officers of the Company from engaging in hedging transactions such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts in the Company's securities, as well as pledging of the Company's securities as collateral for a loan or from holding securities in a margin account.

Director Nominating Process and Diversity
The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of shareholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including shareholders, as it deems appropriate.
The Nominating and Corporate Governance Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of nomination for Board membership. The Nominating and Corporate Governance Committee has not identified any specific minimum qualifications that must be met for a person to be considered as a candidate for director. However, Board candidates are selected based on various criteria including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and

BankUnited, Inc. 2020 Proxy Statement

such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors. Although the Board of Directors does not have a formal diversity policy, the Nominating and Corporate Governance Committee and Board of Directors review these factors, including diversity, in considering candidates for board membership. Board members are expected to prepare for, attend and participate in all Board of Directors and applicable committee meetings and the Company's annual meetings of shareholders.
Candidates Nominated by Shareholders
The Nominating and Corporate Governance Committee will also consider nominees recommended by shareholders. Our Corporate Governance Guidelines provide that nominees recommended by shareholders should be given appropriate consideration in the same manner as other nominees. Pursuant to the Company's Amended and Restated By-Laws, shareholders who wish to nominate a candidate for consideration by the Nominating and Corporate Governance Committee for election at the 2021 annual meeting may do so by delivering written notice, no earlier than January 15, 2021 and no later than February 14, 2021, of such nominees' names to BankUnited, Inc., 14817 Oak Lane Miami Lakes, FL 33016, Attention: Corporate Secretary. Any shareholder of record or beneficial owner of common stock on whose behalf a nomination is being proposed must (i) be a shareholder of record or beneficial owner on the date of the giving of such notice, on the record date for the determination of shareholders entitled to notice of and to vote at the 2021 annual meeting of shareholders and at the time of the 2021 annual meeting of shareholders and (ii) comply with the applicable notice procedures set forth in the Company's Amended and Restated By-Laws.
The Company's Amended and Restated By-Laws require that certain information must be included in the notice provided to the Company's Corporate Secretary regarding the nomination and the shareholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the shareholder or the beneficial owner (collectively, the "Nominating Person"). The information required to be set forth in such notice includes (i) the name and address of the Nominating Person, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company's Amended and Restated By-Laws, (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business and (v) a description of all arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination. The notice must also include a representation that the shareholder giving the notice intends to appear in person or by proxy at the 2021 annual meeting to nominate the person named in the notice.
The Company's Amended and Restated By-Laws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including (i) certain biographical information, such as name, age, business and residential address and principal occupation, (ii) the information that would be required to be provided if the candidate were a Nominating Person, (iii) a resume or other written statement of the qualifications of the candidate and (iv) all other information regarding the candidate, including the written consent of the candidate indicating that the candidate is willing to be named in the proxy statement as a nominee and serve as a director if elected, that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies for director elections.

BankUnited, Inc. 2020 Proxy Statement

For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to the Company's Amended and Restated By-Laws.
No candidates for director nominations were submitted by any shareholder in connection with the Annual Meeting.

Outside Advisors
Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors need not obtain management's consent to retain outside advisors.

BankUnited, Inc. 2020 Proxy Statement

CERTAIN RELATED PARTY RELATIONSHIPS
Review and Approval of Transactions with Related Persons
Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders). We have adopted policies to comply with these regulatory requirements and restrictions.
Our Board of Directors has also adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the NYSE concerning related party transactions. Related party transactions are transactions in which our Company is a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest. Related parties of our Company include directors (including nominees for election as directors), executive officers, greater than 5% shareholders of our Company and the immediate family members of these persons. Our general counsel, in consultation with management and outside counsel, as appropriate, will review potential related party transactions to determine if they are subject to our Related Party Transactions Policy. If so, the transaction will be referred for approval or ratification to the Nominating and Corporate Governance Committee. In determining whether to approve a related party transaction, the Nominating and Corporate Governance Committee will consider, among other factors, the fairness of the proposed transaction; the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction; the appearance of an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction and the financial position of the director, executive officer or related party; whether the transaction would impair an outside director's independence; the acceptability of the transaction to the Company's regulators; and the potential violations of other Company policies. Additionally, all related party transactions are reviewed by the Audit Committee. Our Related Party Transactions Policy is available on our website at http://ir.bankunited.com, as Annex B to our Corporate Governance Guidelines.
The Company had no Related Party Transactions to report for 2019.

BankUnited, Inc. 2020 Proxy Statement

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal
The Audit Committee has appointed KPMG LLP to serve as BankUnited, Inc.'s independent registered public accounting firm for its fiscal year ending December 31, 2020. The Audit Committee and the Board of Directors seek to have the shareholders ratify the Audit Committee's appointment of KPMG LLP, which has served as BankUnited, Inc.'s independent registered public accounting firm or independent auditor since 2009. Although BankUnited, Inc. is not required to seek shareholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment of KPMG LLP is not ratified by the shareholders, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of KPMG LLP.
Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2020.

Report of the Audit Committee
The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee consists of three directors who have been determined by the Board of Directors to be independent of the Company as prescribed by the NYSE and the SEC. Our Board has further determined that all Committee members are financially literate in accordance with NYSE listing standards and further qualify as "audit committee financial experts" as defined by the SEC. The Company's management has the primary responsibility for the financial statements and for the reporting process, including the establishment and maintenance of the system of internal control over financial reporting. KPMG LLP, the Company's independent registered public accounting firm, is responsible for auditing the financial statements prepared by management, expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and auditing the Company's internal control over financial reporting and expressing an opinion on the effectiveness thereof. In this context, the Audit Committee has reviewed the audited financial statements and met and held discussions with management and KPMG LLP regarding the fair and complete presentation of those financial statements and the assessment of the Company's internal control over financial reporting.
The Audit Committee has discussed with KPMG LLP matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (the "PCAOB") and has reviewed and discussed KPMG LLP's independence from the Company and its management. As part of that review, the Audit Committee has received the required written disclosures and correspondence required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Audit Committee concerning independence. The Audit Committee has concluded that KPMG LLP is independent from the Company and its management.

BankUnited, Inc. 2020 Proxy Statement

The Audit Committee meets with the Chief Financial Officer in regular sessions and with representatives of KPMG LLP, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's financial reporting programs.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.
The Audit Committee
Sanjiv Sobti, Ph.D. (Chairman)
John N. DiGiacomo
Lynne Wines

Auditor Fees and Services
The following table presents fees for professional services provided by KPMG LLP in each of the last two fiscal years in each of the following categories, including related expenses:

	2019	2018
Audit Fees	$2,190,000	$2,188,900
Audit-Related Fees	77,500	154,500
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$2,267,500	$2,343,400
Audit Fees: Includes the aggregate fees billed by KPMG LLP for professional services and expenses rendered for the audit of the Company's consolidated financial statements, reviews of consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q and the audit of the Company's internal control over financial reporting. Also includes the aggregate fees billed for professional services performed in connection with the Company's filing of certain registration statements and the related issuance of consents.
Audit-Related Fees: Includes the aggregate fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit of the Company's consolidated financial statements and are not reported under "Audit Fees." These services primarily relate to compliance with certain requirements applicable to the U.S. Department of Housing and Urban Development and the audit of the BankUnited 401(k) Plan.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related tax services and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged. The Audit Committee pre-approved all of the audit and audit-related services provided to the Company by KPMG LLP in fiscal year 2019.

BankUnited, Inc. 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the objectives and elements of our compensation philosophy, policies and practices with respect to the compensation of the executive officers who appear in the "Summary Compensation Table for 2019." Our named executive officers (“NEOs”) for the fiscal year ended December 31, 2019 were the individuals set forth in the table below:

Named Executive Officer	Age	Title
Rajinder P. Singh	49	Chairman, President and Chief Executive Officer
Leslie N. Lunak	62	Chief Financial Officer
Thomas M. Cornish	61	Chief Operating Officer
Rishi Bansal	46	Chief Investment Officer of BankUnited, N.A.
Jay D. Richards	49	Chief Risk Officer of BankUnited, N.A.
Rajinder P. Singh. For biographical information regarding Mr. Singh, see page 3.

Leslie N. Lunak

Position:	Position Since:	Age:
• Chief Financial Officer	• March 2013	• 62
Ms. Lunak has been our Chief Financial Officer since March 2013. Ms. Lunak served as the Bank's Executive Vice President and Chief Accounting Officer from June 2012 through March 2013 and as Senior Vice President, Finance from October 2010 through June 2012. From August 2004 through October 2010, Ms. Lunak was an Audit Director at the public accounting firm McGladrey & Pullen, LLP. Her responsibilities included overseeing audit engagements and the performance of financial and accounting consulting services for clients primarily engaged in the financial services industry, serving as a designated national financial services industry specialist and serving as a subject matter expert in a variety of technical accounting areas, including derivatives, equity instruments, fair value accounting and acquisition accounting. She was also responsible for the development and presentation of a wide variety of continuing education courses for both internal and external audiences. From 2001 through August 2004, Ms. Lunak was a senior audit manager with the certified public accounting firm Adair, Fuller, Witcher and Malcom, with oversight responsibility for all of the firm's audit engagements. From June 1985 through 2001, Ms. Lunak was an independent consultant, providing finance and accounting related services to clients consisting primarily of community banks and thrifts and the U.S. Drug Enforcement Administration. From 1979 through June 1985, Ms. Lunak was with the public accounting firm Deloitte, where she was an audit manager serving primarily clients in the banking industry and was designated a national banking industry specialist. She was named one of South Florida Business Journal's Influential Business Women of 2019 and is a member of the Board of Directors of the Urban League of Broward County. Ms. Lunak is a Florida CPA and received a B.S. in Accounting from Oklahoma State University.

BankUnited, Inc. 2020 Proxy Statement

Thomas M. Cornish

Position:	Position Since:	Age:
• Chief Operating Officer	• January 2017	• 61
Mr. Cornish has been our Chief Operating Officer since January 2017. Mr. Cornish was the Bank's President, Florida Region from March 2014 through December 2016. From 2003 to March 2014, Mr. Cornish served as President and Chief Executive Officer of Marsh & McLennan Agency, Florida Region. Prior to that, he held several senior leadership positions with SunTrust Bank from 1983 through 2003. While with Marsh & McLennan Agency, Mr. Cornish was recognized with honors as "Miami's CEO of the Year" by the South Florida Business Journal and the "Ultimate CEO" by Business Leader Magazine. Mr. Cornish was also elected to the Florida International University ("FIU") School of Business Hall of Fame in 2013. In 2017, Mr. Cornish received the Torch Award from the FIU Alumni Association, the organization's highest award that recognizes alumni and faculty making positive impacts on their profession, the community and the university. Mr. Cornish currently serves on the Board of Directors and Executive Committee, and previously served as Chairman of the Board of the FIU Foundation. He is also the past Chairman of the FIU Wolfsonian Museum and past Chairman of the Board of the Miami Children’s Hospital Foundation. Mr. Cornish is a past Chairman of the Beacon Council and Assurex Global Corporation.  He is a past board member of the Camillus House, The Chapman Partnership and past member of the Orange Bowl committee. Mr. Cornish earned his B.A. degree from Florida International University.

Jay D. Richards

Position:	Position Since:	Age:
• Chief Risk Officer of BankUnited, N.A.	• September 2019	• 49
Mr. Richards has been the Bank's Chief Risk Officer since September 2019 when the Bank consolidated the Credit and Risk organizations into one Enterprise Risk Management group.  Mr. Richards served as our Chief Credit Officer from January 2018 through September 2019.  Prior to that, he held several senior leadership positions with TD Bank (and its predecessor banks) from 2008 until 2018, Compass Bank from 2006 until 2008, Regions Bank (and its predecessor banks) from 1999 until 2006, and Bank One (now part of JPMorgan Chase) from 1993 through 1999.  Mr. Richards has a breadth of experience across Capital Markets, Commercial C&I, Commercial CRE, Consumer Lending, Specialty Banking, Government and Not-for-Profit Banking industries, as well as, extensive Workout and Recovery experience.  In addition, Mr. Richards has significant experience in bank mergers and acquisitions, from the due diligence phase through integration. He has also been an essential part of several core infrastructure and strategic realignment projects.  Mr. Richards has a B.S. in Finance from Indiana State University.

BankUnited, Inc. 2020 Proxy Statement

Rishi Bansal

Position:	Position Since:	Age:
• Chief Investment Officer of BankUnited, N.A.	• February 2017	• 46
Mr. Bansal has been the Bank's Chief Investment Officer since February 2017 and most recently served as Executive Vice President, Mortgage Portfolio. Mr. Bansal joined the Bank in July 2009, and was part of the advisory group that worked on the Bank's acquisition. In his role as Chief Investment Officer, Mr. Bansal is responsible for the bank’s investment securities portfolio. He manages the Bank's residential loan portfolio, residential mortgage warehouse business and Pinnacle Public Finance business. Prior to joining BankUnited, Mr. Bansal was a Managing Director in fixed income with Merrill Lynch from 2007 through 2009 and a fixed income trader at Lehman Brothers from 1998 through 2007. Mr. Bansal received a Post Graduate Diploma in Management from Indian Institute of Management, Ahmedabad and earned his Bachelor of Technology (Chemical Engineering) from Indian Institute of Technology, Delhi.

EXECUTIVE SUMMARY
2019 Highlights and Performance
Key Performance Highlights

•
Following the termination of our Single Family Shared-Loss Agreement with the FDIC in February 2019, for the year ended December 31, 2019, the Company reported net income of $3.13 per diluted share compared to $2.99 per diluted share for the year ended December 31, 2018. Diluted earnings per share for the year ended December 31, 2019 represented a 33% increase over non-loss share diluted earnings per share for the year ended December 31, 2018 of $2.36. The increase in diluted earnings per share for 2019 following the termination of the Single Family Shared-Loss Agreement evidences our successful replacement of a significant portion of the loss-share related earnings stream.(1)

•	The return on average stockholders’ equity for the year ended December 31, 2019 was 10.6% and the return on average assets was 0.95%.

•
Non-interest bearing demand deposits grew by $674 million or 19% for the year ended December 31, 2019, to 18% of total deposits at December 31, 2019 compared to 15% of total deposits at December 31, 2018. Total deposits grew by $920 million in 2019. While the cost of total deposits increased to 1.63% for the year ended December 31, 2019 from 1.28% for 2018, the cost of deposits started to decline in the second half of 2019, declining by 0.03% during the third quarter and 0.19% during the fourth quarter.

•	Loans and leases, including operating lease equipment, grew by $1.2 billion for the year ended December 31, 2019.

•
During 2019, we repurchased approximately 4.5 million shares of the Company’s common stock for an aggregate purchase price of approximately $154 million, at a weighted average price of $34.34 per share.

•	Book value per common share grew to $31.33 at December 31, 2019 from $29.49 at December 31, 2018.

BankUnited, Inc. 2020 Proxy Statement

In 2019, we launched our BankUnited 2.0 initiative, a two-year program focused on operational excellence with a target of incremental annual pre-tax impact of $40 million in cost reductions and $20 million in incremental revenue. As of December 31, 2019, the annualized run rate of realized benefits related to cost reduction and revenue initiatives were approximately $27 million and $5 million, respectively.

•	Some of the actions we've taken under BankUnited 2.0 to achieve our goals include:

◦	Re-organized our corporate and commercial business lines to better align teams with customer segments and created specialty groups to focus on and support niche markets across banking teams.

◦	Launched a new credit center to expedite the underwriting and approval of smaller, less complex loans, streamlining processes and reducing the time from application to decision.

◦	Implemented new treasury management fee programs and enhanced customer penetration initiatives.

◦	Developed a new commercial Card program which we anticipate will launch in 2020.

◦
Realigned our retail and small business banking teams with a focus on core deposit growth and growth in small business lending,begun implementation of an automated underwriting platform for small business loans and begun executing our branch optimization strategy.

◦	Implemented operational excellence initiatives including strategic sourcing, robotic process automation and other expense management initiatives.

◦	We have not fundamentally altered our BankUnited 2.0 initiatives in response to the Coronavirus (COVID-19) pandemic, although timing of completion of certain initiatives could potentially be impacted.
(1) Non-loss share diluted earnings per share is a non-GAAP financial measure. See the section entitled “Non-GAAP Financial Measures” on pages 61 through 64 of the Company's Form 10-K for the fiscal year ended December 31, 2019 on our website at http://ir.bankunited.com for a reconciliation of this non-GAAP financial measure to the respective comparable GAAP financial measurement.

BankUnited, Inc. 2020 Proxy Statement

2019 Key Performance Highlights
Key performance highlights are summarized below (dollars in thousands, except per share data):
(1) Includes earnings related to the impact of transactions in the formerly covered assets and loss sharing with the FDIC which terminated in February, 2019.
(2) Includes the impact of a discrete income tax benefit and related professional fees of $323.0 million recognized during the year ended December 31, 2017.
(3) Tangible book value per common share is a non-GAAP financial measure. See the section entitled “Non-GAAP Financial Measures” on pages 61 through 64 of the Company's Form 10-K for the fiscal year ended December 31, 2019 on our website at http://ir.bankunited.com for a reconciliation of this non-GAAP financial measure to the respective comparable GAAP financial measurement.

BankUnited, Inc. 2020 Proxy Statement

Key Compensation Decisions Made for 2019 and 2020
Our Compensation Committee implemented certain modifications to our executive compensation program for 2019 and 2020 to better promote the creation of long-term shareholder value and to better align our executive compensation program with current best practices. These changes included:

•	Extended the vesting term of 2019 RSU and PSU awards from three years to four years, subject to the executive's continued service.

•
Adjusted the performance grid of the Long Term Equity-Based Incentive Program (LTIP) for 2020 such that a target payout requires performance at the 50th percentile relative to the Company’s peer group.

•	Provided that equity awards granted after March 1, 2019 will be subject to "double-trigger" vesting provisions in the event of a change in control.
In addition, in determining 2019 AIP awards, the Compensation Committee exercised negative discretion to pay at the target level, despite the achievement of performance at a level that would have resulted in payment at the maximum level.
Except as noted, the executive compensation decisions and payments described in this Proxy Statement were made before the extent of the impact of the COVID-19 pandemic became apparent. The Compensation Committee will consider the business and financial impact to the Company, our shareholders and our employees in making compensation decisions for 2020 and when evaluating 2020 performance in early 2021.

BankUnited, Inc. 2020 Proxy Statement

Compensation Philosophy and Objectives

BankUnited's executive compensation program is centered on a pay-for performance philosophy, which aligns executive compensation with shareholder value and determines program design. We believe that our compensation program also discourages inappropriate risk by avoiding undue emphasis on any one metric or short-term goal and having a cap on incentive payments.
Key Elements of our Executive Compensation Program:

Emphasis on Pay for Performance	Attract and Retain Key Executives	Align Interests of our Executives with those of our Shareholders	Balance Risk and Reward - Discourage Inappropriate Risk Taking
Best Practices in Executive Compensation
The Company employs a number of practices that reflect our commitment to good compensation governance practices.

WHAT WE DO	WHAT WE DON'T DO
✓ Use an independent compensation consultant to advise on executive compensation matters	✗ Do not have compensation programs that encourage unnecessary and excessive risk taking
✓ Design compensation programs to drive long-term performance	✗ No income tax or excise tax gross-ups
✓ Incorporate an overriding performance condition in our performance metrics	✗ No reloading, repricing or backdating options
✓ Consider peer group data when making executive compensation decisions; all of our performance metrics are measured relative to the peer group and are formulaic in nature	✗ Do not permit hedging, pledging or short-selling of the Company's stock by executive officers
✓ Set multi-year vesting periods for equity awards	✗ Do not provide excessive severance arrangements
✓ Require equity ownership and retention - CEO equals 6 times base salary and other NEOs equals 3 times base salary	✗ Do not pay dividends or dividend equivalents on performance stock units (PSUs) or restricted stock units (RSUs) until vested
✓ Have a recoupment policy	✗ Do not provide guaranteed bonuses to our NEOs
✓ Regularly engage with shareholders on compensation and governance matters
✓ Maintain an independent Compensation Committee
✓ Provide a majority of the NEO's compensation opportunity in the form of incentive awards, aligning compensation with the Company's performance
✓ All equity awards granted after March 1, 2019 are subject to "double-trigger" vesting provisions upon a change in control

BankUnited, Inc. 2020 Proxy Statement

Consideration of Say-on-Pay Vote Results and 2019 Shareholder Engagement Program
At our most recent annual meeting of shareholders, held on May 15, 2019, the Company conducted an advisory vote to approve its executive compensation for the fiscal year ended December 31, 2018. Shareholders approved the compensation of our NEOs, with 66% of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter cast to approve our 2018 executive compensation proposal. We were disappointed in this outcome as this level of support was a significant decline from the 2018 vote, when approximately 98% of the votes cast were in favor of our executive compensation proposal and we had made no significant changes to the structure of our executive compensation program.
Although we have regular, ongoing communications with many of our shareholders, at the direction of the Compensation Committee, we conducted an extensive shareholder engagement program led by Mr. Pauls, our lead independent director, in the fall of 2019. Mr. Dowling, the Chair of our Compensation Committee, also participated in our shareholder engagement program. We held the calls in the fall so that the Compensation Committee could consider shareholder perspectives in determining plan design and performance goals for 2020. When reaching out to our shareholders we asked them to provide us with feedback on our executive compensation programs and our corporate governance practices as well as any other matters of interest to the shareholder.

In calls led by Mr. Pauls, we spoke with the holders of 37% of our total outstanding shares. None of the investors we spoke with expressed any concerns with the overall compensation paid to our executives, and the substantial majority of shareholders we spoke with did not object to any of the features of our compensation plans. We received valuable feedback from our shareholders about our compensation plans and their views about best practices for executive compensation generally. Some of the investors we spoke with thought that one area the Compensation Committee should reconsider was the payout grid associated with our LTIP. This shareholder feedback informed the decision by our Compensation Committee to adjust the LTIP payout grid for 2020 such that target compensation levels can no longer be achieved with less than 50th percentile performance relative to the Company's peer group.

Under our LTIP Program, the Compensation Committee annually establishes equally-weighted performance metrics. Historically the Compensation Committee has used three performance metrics. At the end of the performance period, the Company's performance with respect to each of the equally-weighted performance metrics is assigned a percentile ranking. The amount awarded is determined based on the average

BankUnited, Inc. 2020 Proxy Statement

percentile ranking ("APR") in accordance with a payout grid. The number of PSUs earned at the end of the performance period is determined based on the APR. Payouts are capped at 150% of the executive's target dollar value.

Following the shareholder engagement calls, the Compensation Committee reviewed the design of the LTIP. In March 2020, the Compensation Committee approved the following changes to the performance grid of the LTIP for 2020.
Responding to our Shareholders

WHAT WE HEARD

•	Target payout should require median performance or greater

LTIP Performance Grid FYs 2016 - 2019
APR	Payout Percentage
0% - 33%	—
34% - 66%	Target - 100%
67% - 100%	Maximum - 150%

WHAT WE DID TO RESPOND

•	Restructured payout curve(1)

LTIP Performance Grid - FY 2020
APR	Payout Percentage
0% - 25%	—
26% - 49%	50%
50% - 74%	Target - 100%
75% -100%	Maximum - 150%

    (1)Performance between lower threshold and target or between target and maximum performance will be interpolated on a linear basis.

The Compensation Committee is committed to continuing to be responsive to shareholders' perspectives.

HOW COMPENSATION DECISIONS ARE MADE
Role of the Compensation Committee
Our Compensation Committee, which is composed entirely of independent directors, is responsible for overseeing the compensation and benefit programs for our executive officers and non-employee directors. Our Compensation Committee meets at least quarterly (six times in person and once by written consent in 2019) to approve amounts paid to our executive officers and non-employee directors and administer our incentive plans, which includes the determination of performance metrics, target pay levels, grant amounts and vesting terms of awards under such plans. Our Compensation Committee is responsible for determining whether our executive compensation policies are reasonable and appropriate, that compensation practices meet the stated objectives of those policies and effectively serve the best interests of the Company and our shareholders.

BankUnited, Inc. 2020 Proxy Statement

Role of Management
In evaluating compensation, our Compensation Committee receives and considers information and recommendations from our Chief Executive Officer. Our Compensation Committee has discretion to approve, disapprove or modify recommendations made by our Chief Executive Officer. Our Chief Executive Officer is not present during deliberations or voting by our Compensation Committee relating to his own compensation.
Role of our Independent Compensation Consultant
Pursuant to its charter, our Compensation Committee may in its sole discretion, retain or obtain the advice and assistance of a compensation consultant, legal counsel or other adviser. Our Compensation Committee may retain or obtain the advice of an adviser only after taking into consideration factors related to that person’s independence from management, including each of the factors it is required to take into consideration under the Corporate Governance Standards of the New York Stock Exchange, subject to limited exceptions. Our Compensation Committee is responsible for the appointment, compensation, and oversight of any adviser it retains. The Company is obligated to provide appropriate funding for the compensation of any such adviser.
The Compensation Committee has retained Deloitte Consulting as its independent compensation consultant. Deloitte Consulting has worked with the Compensation Committee since 2015 and has assisted in reviewing the framework of the Company's executive compensation program as well as compensation packages including direct salary, annual incentive and long-term equity incentive programs for Mr. Singh, Mr. Cornish, Ms. Lunak and Mr. Bansal.
Compensation Peer Group
The Compensation Committee engaged Deloitte Consulting to develop a peer group in 2018. In developing a peer group, Deloitte Consulting reviewed companies that are similar in size based on total assets and market capitalization, have similar business strategies, and compete in the same markets as BankUnited. The Company does not seek to set compensation at a specific level relative to the peer group, but may consider compensation levels of peer group executives as one factor in its evaluation of executive compensation levels. The Compensation Committee further benchmarks certain incentive performance metrics against comparative peer group results and may consider compensation governance practices of peers among other factors in its evaluation of the Company's practices. The peer group was reviewed by the Compensation Committee in 2019, and the only change was the deletion of FCB Financial due to their acquisition by Synovus Financial Corporation in January 2019. The 19 members of the 2019 peer group are:

Bank OZK	Pacwest Bancorp
Bancorpsouth	People's United Financial
Cullen/Frost Bankers	Signature Bank
East West Bancorp	Synovus Financial
FNB Corp	TCF Financial
First Republic Bank	Texas Capital Bancshares
Fulton Financial	UMB Financial Corp
IBERIABANK Corporation	Valley National Bancorp
Investors Bancorp	Western Alliance Bancorporation
New York Community Bank

BankUnited, Inc. 2020 Proxy Statement

2019 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Overriding Performance Condition

If the Company fails to be well-capitalized at the end of any year, as defined by the applicable federal banking regulator for purposes of the prompt corrective action provisions of the Federal Deposit Insurance Act, no performance-based awards will be payable or granted to the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Chief Investment Officer regardless of the Company having met the established performance criteria.

2019 Capital Position
• Exceeded all requirements to be considered "well capitalized"
• CET1 risk based capital of 12.3%
• Tier 1 leverage ratio of 8.9%
Key Components of our Executive Compensation Program

Our executive compensation program provides a mix of salary, short and long-term incentives, and benefits that we believe are aligned with our business strategy and are designed to maximize long-term shareholder value.

	Component of Pay	Form of Pay	Objective
Fixed	Base Salary	Cash	To attract and retain key executive talent by providing a level of income security for services rendered during the fiscal year that is not at risk.
At-Risk	Annual Incentive Program	Performance-based cash payment	To reward the achievement of annual financial and other performance related goals, aligning pay with performance.
At-Risk	Long-Term Equity-Based Incentive Program (LTIP)	Restricted Stock Units (RSUs)	To motivate and retain executives by aligning their long-term interests with those of shareholders through sustained performance.
Performance Stock Units (PSUs)

In light of our focus on paying for performance, the Compensation Committee structures compensation packages for the NEOs such that a majority of each officer's target compensation opportunity is delivered through incentive compensation, with a significant portion of the total target incentive compensation opportunity delivered through long-term incentive compensation.

BankUnited, Inc. 2020 Proxy Statement

2019 Base Salaries
• The Compensation Committee made no adjustments to the base salary of any of our executives in 2019.

NEO	2018 Base Salary	2019 Base Salary
Mr. Singh(1)	$1,000,000	$1,000,000
Ms. Lunak	$500,000	$500,000
Mr. Cornish	$630,000	$630,000
Mr. Bansal	$450,000	$450,000
Mr. Richards(2)		$350,000
(1) Mr. Singh's base salary was increased from $935,000 to $1,000,000 effective March 22, 2018.
(2) Mr. Richards was not a NEO in 2018.

BankUnited, Inc. 2020 Proxy Statement

2019 Annual Incentive Awards

Messrs. Singh, Cornish and Bansal and Ms. Lunak
Each year, the Compensation Committee sets the performance criteria that are used to calculate annual incentive awards for Messrs. Singh, Cornish and Bansal and Ms. Lunak. Mr. Richards did not participate in the Annual Incentive Plan in 2019. The Compensation Committee considers the Company's overall strategic objectives when evaluating and establishing performance criteria. The Compensation Committee established the following performance criteria for 2019, measured against the Peer Group:

•	Relative year-over-year percentage growth in revenue, excluding loss-share revenue

•	Relative year-over-year percentage growth in operating expense

•	Relative year-over-year percentage growth in diluted earnings per share (excluding loss share earnings)

•	Relative ratio of non-performing assets to total assets at year-end
For 2018, the annual performance criteria included year-over-year percentage growth in operating net income. The Compensation Committee removed this criteria for 2019. Relative year-over-year percentage growth in operating expense and year-over-year percentage growth in diluted earnings per share (excluding loss share earnings) were added to better align the performance goals with the Company's strategic initiatives. At the end of 2019, the Company's performance with respect to each of the foregoing measures relative to the 2019 Peer Group was assigned a percentile ranking. All of the performance metrics were weighted equally for purposes of determining the annual incentive payout. The amount awarded was determined based on the average percentile ranking ("APR") in accordance with the following grid. Performance at or above the 75th percentile of the defined peer group would have resulted in the maximum payout.

Committee Exercise of Negative Discretion on the Annual Incentive Plan Performance Results
In reviewing the Company's operating expense growth for 2019, the Compensation Committee members considered the one-time expenses related to the BankUnited 2.0 program and made the determination not to make an adjustment to exclude such expenses in the Company's annual operating expense growth calculation, although adjustments to exclude certain non-recurring expenses were made to some of the peer operating results. In including the one-time expenses, the Company's percentile ranking for operating expense growth was 75.70%, resulting in an overall APR of 73.63% with a target bonus payout. Had the Compensation Committee excluded the one-time expenses related to the BankUnited 2.0 program, the Company's percentile ranking for operating expense growth would have been 86.10% and resulted in an overall APR of 76.23% and a maximum payout.

APR	Payout (% of Target)	Rajinder P. Singh	Leslie N. Lunak	Thomas M. Cornish	Rishi Bansal
0% - 44%	$0	$0	$0	$0	$0
45% - 59%	75%	$1,125,000	$328,125	$708,750	$337,500
60% - 74%	100%	$1,500,000	$437,500	$945,000	$450,000
75% - 100%	150%	$2,250,000	$656,250	$1,417,500	$675,000

BankUnited, Inc. 2020 Proxy Statement

Results for 2019 are summarized below:

	2019 Revenue Growth	2019 Operating Expense Growth	2019 Earnings Per Share Growth	2019 NPA Ratio	APR
BankUnited	12.38%	1.40%	34.32%	0.50
Percentile Ranking	88.30%	75.70%	100.00%	30.50%	73.63%

(1)
For purposes of determining operating net income growth and revenue growth of the Company or its peers, reported amounts may be adjusted to remove the impact of material unusual or non-recurring items. These adjustments, of necessity, require a certain degree of judgment. The amount of such adjustments is not determined by any of the NEOs whose compensation is impacted by the results and is reviewed by the Compensation Committee. For 2019, BankUnited's operating expenses and net income used in the calculation of earnings per share were adjusted to exclude the impact of a non-recurring $3.8 million pre-tax loss on debt extinguishment. This exclusion did not have an impact on the determination of the amount of the payouts. In calculating BankUnited's ratio of non-performing assets to total assets, the 100% guaranteed portion of SBA loans on non-accrual status totaling $45.7 million and $17.8 million at December 31, 2019 and 2018, respectively, was excluded.

•
For the year ended December 31, 2019, the APR was calculated at 73.63%, resulting in Annual Cash Incentives being paid at the target level of $1,500,000 for Mr. Singh, $945,000 for Mr. Cornish, $437,500 for Ms. Lunak and $450,000 for Mr. Bansal.

Mr. Richards
In 2019, Mr. Richards was eligible to receive a cash incentive award determined in accordance with the Company's Policy on Incentive Compensation Arrangements, which provides that incentive amounts are to be based on the past, present and expected future contributions of an employee or group of employees to the overall success, safety and soundness of the organization. Factors considered by the Compensation Committee in evaluating those contributions include, among other things: overall individual performance, overall organizational performance, individual contribution to organizational performance, business segment performance, successful completion of projects or initiatives and level of individual responsibilities. The Company's Policy on Incentive Compensation Arrangements is designed to balance risk and financial, operational and strategic results in a manner that does not encourage employees to expose the Company to imprudent risks.
On February 14, 2020, the Compensation Committee evaluated the performance of Mr. Richards based on the factors above and approved a cash incentive award in the amount of $350,000.
2019 LTIP Awards

Messrs. Singh, Cornish and Bansal and Ms. Lunak

Time-Based Awards (RSUs)
In 2019, Messrs. Singh, Cornish and Bansal and Ms. Lunak were eligible to receive an annual grant of RSUs. On March 26, 2019, the Compensation Committee awarded Mr. Singh 37,448 RSUs, with a grant date fair value of $1,250,014, Mr. Cornish 16,515 RSUs, with a grant date fair value of $551,271, Mr. Bansal 9,737 RSUs, with a grant date fair value of $325,021 and Ms. Lunak 9,362 RSUs, with a grant date fair value of $312,504. For purposes of the 2019 RSUs, the Compensation Committee extended the vesting term from three years to four years subject to the executive's continued service. The first one-fourth vested on December 31, 2019, and one-fourth will vest on each of December 31, 2020, 2021 and 2022.

BankUnited, Inc. 2020 Proxy Statement

Performance-Based Awards (PSUs) - Performance Period January 1, 2019 - December 31, 2022
In 2019, Messrs. Singh, Cornish and Bansal and Ms. Lunak were eligible to receive an annual grant of PSUs. For purposes of the 2019 PSUs, the Compensation Committee extended the performance period, which in prior years had been three years, such that the performance period for the PSUs granted in 2019 commenced on January 1, 2019, and will end on December 31, 2022.

•
Performance will be measured based on the achievement relative to specified peer companies of three equally-weighted performance metrics determined by the Compensation Committee: (a) relative growth in earnings per share, (b) relative 4-year total shareholder return and (c) relative average annual net charge-off ratio.

•
Relative growth in earnings per share and relative net charge-off ratio are measured against the 2019 Peer Group and relative total shareholder return is measured against the banks in the KBW Regional Bank Index at both the beginning and end of the performance period.

•
The PSU award was denominated in a target number of shares at the beginning of the performance period based on the target value of the PSU award and the fair market value of the Company's common stock at the grant date. The actual number of shares earned will be determined at the end of the four-year measurement period based on actual performance.

•
At the end of the performance period, the Company's performance with respect to each of the equally-weighted performance metrics will be assigned a percentile ranking. The number of PSUs earned at the end of the performance period will be determined based on the APR.

•	PSU awards will pay out at the maximum level if the Company's performance is at or above the top third of the defined peer groups.

•	Payouts are capped at 150% of the executive’s target dollar value.

Targets for PSUs Granted in 2019

	0% - 33%	34% - 66%		67% - 100%
	Low	Target	Target Shares	Maximum	Maximum Shares
Rajinder P. Singh	$—	$1,250,000	37,448	$1,875,000	56,172
Leslie N. Lunak	$—	$312,500	9,362	$468,750	11,538
Thomas M. Cornish	$—	$551,250	16,515	$826,875	24,772
Rishi Bansal	$—	$325,000	9,737	$487,500	14,605

Mr. Richards
Mr. Richards did not participate in the LTIP in 2019.
In 2019, Mr. Richards was eligible to receive a restricted stock award in accordance with the Company's Policy on Incentive Compensation Arrangements, the amount of which was determined on the same basis as his annual incentive award. On February 14, 2020, the Compensation Committee evaluated the performance of Mr. Richards and effective March 2, 2020 approved a restricted stock award of 12,000 shares to Mr. Richards, which are scheduled to vest in equal installments on March 2, 2021, 2022, 2023 and 2024, subject to his continued service.
PSUs Granted in February 2017
As previously disclosed in our 2018 proxy statement, Messrs. Singh and Cornish and Ms. Lunak were granted PSUs in February 2017 for the performance period of January 1, 2017 through December 31, 2019. The

BankUnited, Inc. 2020 Proxy Statement

PSU awards were denominated in a target number of shares at the beginning of the performance period based on the target value of the PSU award and the fair market value of the Company's common stock at the grant date.
Performance was measured based on the achievement relative to the 2017 Peer Group of three equally-weighted performance metrics, which were determined by the Compensation Committee: (a) relative growth in tangible book value (3-year compound annual growth rate), (b) total shareholder return and (c) relative net charge-off ratio.
Relative growth in tangible book value and relative net charge-off ratio were measured against the 2017 Peer Group and total shareholder return was measured against the banks in the KBW Regional Bank Index at both the beginning and end of the performance period.
The Compensation Committee reviewed the Company's performance with respect to each of the performance metrics in March 2020 and determined the percentile ranking for each metric relative to the Company's 2017 peer group. The amount awarded was determined based on the APR in accordance with the following grid. The Company's performance resulted in an APR of 62.60% and under the existing payout structure resulted in a payout at the target level.

2017 PSUs - Award Amounts in Number of Shares
APR	Payout (% of Target)	Rajinder P. Singh	Leslie N. Lunak	Thomas M. Cornish
0% - 33%	-%	-	-	-
34% - 66%	100%	24,868	8,312	14,661
67% - 100%	150%	37,301	12,467	21,992

Results for 2017 are summarized below:

	Growth in Tangible Book Value (3-yr CAGR)	Relative 3-year Total Shareholder Return	Relative Net Charge-off Ratio	APR
BankUnited	13.72%	4.16%	0.08%
Percentile Ranking	81.70%	56.10%	50.00%	62.60%

OTHER ELEMENTS OF COMPENSATION
Retirement Programs
All of the Company's full-time employees (including the Company's NEOs) are eligible to participate in a 401(k) plan. In addition, certain of the Company's employees, including the NEOs, are eligible to participate in our Nonqualified Deferred Compensation Plan, the terms of which are described in additional detail below under "Nonqualified Deferred Compensation." The Company has no defined benefit pension plans.
Welfare Programs
The Company offers a variety of health and other welfare benefit programs to all employees, including medical, dental, vision, life insurance and disability insurance. The Company's NEOs are generally eligible to participate in these employee benefit plans on the same basis as the rest of the Company's employees. In addition, pursuant to Mr. Singh's employment agreement, the Company pays all premiums on and otherwise maintains in good standing a second to die split-dollar life insurance arrangement providing for a death benefit of $15 million.

BankUnited, Inc. 2020 Proxy Statement

No Excise Tax Gross-Ups and Limited Perquisites
The Company does not provide excise tax gross-ups to its employees. On June 1, 2019, Mr. Singh relinquished exclusive use of a Company provided automobile and driver and now has non-exclusive access to a Company provided automobile and driver primarily for business purposes, with access for personal use depending on availability.
This limited transportation perquisite is similar to that offered by companies with which the Company competes for talent and enables employees to better focus on their duties to the Company and on balance with the business use, it is expected that the incremental cost to the Company attributable to personal use will be incidental.
Limited Severance Arrangements
In order to promote the retention of our executive leadership team, particularly in the event of a potentially disruptive corporate transaction, the Company provides customary but limited severance arrangements to its NEOs. In addition, the CEO is party to an employment agreement with the Company. The terms of these arrangements are described below under "Potential Payments Upon Termination or Change-in-Control."

OTHER CONSIDERATIONS
Equity Ownership Requirement
We believe that requiring members of our senior management to invest and maintain ownership in our Company better aligns their interests with the interests of our shareholders. The Company's Executive Ownership Policy provides that so long as the executive is employed and a NEO, the executive will not sell equity other than for purposes of tax withholding due upon the settlement of an equity award or to pay the exercise price due upon the exercise of an option if after giving effect to such sale, his or her respective retained equity (including vested and unvested shares and options) has a value that is less than the required multiple of his or her salary.
Our current guidelines require:

Named Executive Officer	Minimum Equity Ownership
Chief Executive Officer	6 times base salary
All Other Named Executive Officers	3 times base salary
The NEOs have three years from the date they were appointed as a NEO to meet their target ownership level requirement. Mr. Bansal became a NEO in 2017 and Mr. Richards became a NEO in 2019 and are still within their respective three year accumulation periods. The stock ownership requirement may be satisfied by:

•	Vested and unvested common stock

•	Vested and unvested stock options

•	Vested and unvested restricted stock units

BankUnited, Inc. 2020 Proxy Statement

Equity Ownership
Named Executive Officer	Ownership Requirement	Approximate Stock Value Required to be Held	Holds Required Amount	Percent of Required Amount Owned (1)
Rajinder P. Singh	6 X Base Salary	$6,000,000	Yes	314%
Leslie N. Lunak	3 X Base Salary	$1,500,000	Yes	121%
Thomas M. Cornish	3 X Base Salary	$1,890,000	Yes	116%
Rishi Bansal	3 X Base Salary	$1,350,000	No	55%
Jay D. Richards	3 X Base Salary	$1,050,000	No	44%
(1) Value is based on the $18.46 closing price of our stock on record date, March 20, 2020.
Recoupment Policy
The Company has a recoupment policy, which provides that, if we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any reporting requirement, our Board (or a committee thereof) may require reimbursement or forfeiture of incentive-based compensation received by any of our current or former NEOs during the three-year period preceding the date on which we are required to prepare the accounting restatement. The amount to be recouped is based on the excess of the amount of incentive-based compensation paid based on the erroneous financial information over the amount that would have been paid based on the financial information as restated. This policy is in addition to our ability to seek reimbursement or forfeiture of compensation pursuant to the terms of any plan, policy or agreement or applicable law.
Anti-Hedging and Anti-Pledging of Company Securities
Pursuant to our Insider Trading Policy, our directors, executive officers, and other employees and their related parties, which includes spouses, minor children, and other family members who reside in the same household and any other entities in which such persons exercise or share control (“Covered Persons”) are prohibited from pledging the Company’s securities as collateral for a loan or holding the Company’s securities in a margin account.
Directors and executive officers of the Company are prohibited from engaging in hedging transactions with respect to Company securities such as (but not limited to) zero-cost collars, equity swaps, and forward sale contracts. All Covered Persons are prohibited from engaging in any such hedging transactions while in possession of material non-public information regarding the Company.
Tax Implications
Certain of our performance-based incentive compensation programs were designed to permit the Company to deduct compensation expense under Section 162(m) of the Internal Revenue Code, which historically limited the tax deductibility of annual compensation paid to executives to $1 million, unless the compensation qualified as "performance-based," although the Company reserved the right to pay compensation that did not qualify as "performance-based" from time to time. Federal legislation passed on December 22, 2017, repealed the exemption from Section 162(m)'s deduction limit for "performance-based" compensation and the limitation on deductibility generally was expanded to include all individuals who are considered NEOs in any year beginning after December 31, 2016. As a result, compensation paid to our NEOs in excess of $1 million may not be deductible for taxable years commencing after December 31, 2017, other than with respect to payments made pursuant to certain "grandfathered" arrangements entered into prior to November 2, 2017. Further, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will qualify for future tax deductibility. Despite the change in law, the Compensation

BankUnited, Inc. 2020 Proxy Statement

Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders.
Compensation Risk Assessment
At least annually, our Compensation Committee assesses the compensation policies and practices applicable to our employees, including our executive officers, and considers whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.
We believe our compensation programs strike the appropriate balance between the short-term and long-term performance of the Company. We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions mitigates the risk that employees, including our executive officers, will be encouraged to undertake excessive or inappropriate risk. The Company's compensation program also is subject to internal controls, and we rely on principles of sound governance and good business judgment in administering our compensation programs.
Based on its assessment in 2019, our Compensation Committee has determined, in its reasonable business judgment, that the Company's compensation policies and practices as generally applicable to its executive officers and employees do not create risks that are reasonably likely to have a material adverse effect on the Company.

BankUnited, Inc. 2020 Proxy Statement

COMPENSATION COMMITTEE REPORT
The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation Committee
Michael J. Dowling, Chair
Tere Blanca
A. Gail Prudenti

BankUnited, Inc. 2020 Proxy Statement

Summary Compensation Table for 2019
The following summary compensation table sets forth the total compensation paid or accrued for the years 2017, 2018 and 2019 to our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($)(3)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Rajinder P. Singh	2019	1,000,000	—	2,500,028	1,500,000	731	319,470	(7)	5,320,229
Chairman, President and Chief Executive Officer	2018	985,460	—	2,500,045	1,500,000	—	613,872		5,599,377
	2017	935,000	—	1,870,074	1,402,500	1,740	509,258		4,718,572
Leslie N. Lunak	2019	500,000	—	625,007	437,500	1,111	12,600	(8)	1,576,218
Chief Financial Officer	2018	500,000	—	625,052	437,500	—	12,375		1,574,927
	2017	483,333	—	1,025,089	437,500	913	12,150		1,958,985
Thomas M. Cornish	2019	630,000	—	1,102,541	945,000	342	12,600	(8)	2,690,483
Chief Operating Officer	2018	630,000	—	1,102,536	945,000	—	12,375		2,689,911
	2017	608,334	—	1,702,120	945,000	295	12,150		3,267,899
Rishi Bansal	2019	450,000	—	650,042	450,000	503	12,600	(8)	1,563,145
Chief Investment Officer BankUnited, N.A.	2018	441,667	—	805,600	450,000	—	12,375		1,709,642
	2017	400,000	450,000	816,800	—	913	12,150		1,679,863
Jay D. Richards(1)	2019	350,000	350,000	366,500	—	—	17,600		1,084,100
Chief Risk Officer BankUnited, N.A.

(1)	Mr. Richards was not a NEO in 2017 or 2018.

(2)	For Mr. Richards, the amount reported for 2019 represents a discretionary bonus earned for performance in 2019 and paid during the first quarter of 2020.

(3)
Amounts shown do not reflect the compensation actually realized in 2019 by the NEOs. Instead, amounts represent the aggregate grant date fair value of performance and restricted shares granted to the NEOs during 2019 calculated in accordance with FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

(4)
On March 26, 2019, the Compensation Committee awarded Mr. Singh 37,448 RSUs and 37,448 PSUs, Mr. Cornish 16,515 RSUs and 16,515 PSUs, Ms. Lunak 9,362 RSUs and 9,362 PSUs and Mr. Bansal 9,737 RSUs and 9,737 PSUs. For PSUs, the amount included is based on the probable outcome of performance conditions, which is equal to the target amount. Assuming satisfaction of performance conditions at the maximum level, the PSUs granted to (w) Mr. Singh would have had a grant date fair value of $1,875,021 (as opposed to the target grant date fair value of $1,250,014 reported above); (x) Mr. Cornish would have had a grant date fair value of $826,889 (as opposed to the target grant date fair value of $551,271 reported above); (y) Ms. Lunak would have had a grant date fair value of $468,755 (as opposed to the target grant date of $312,504 reported above); and (z) Mr. Bansal would have had a grant date fair value of $487,515 (as opposed to the target grant date of $325,021 reported above).

(5)
Other than RSUs and PSUs, we typically grant stock awards early in the year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for those stock awards generally appear in the Summary Compensation Table for the year after the performance year upon which they were based. On March 1, 2019, Mr. Richards was awarded 10,000 restricted shares for his performance in the 2018 fiscal year and overall contributions to the Company.

(6)	For each of Messrs. Singh, Cornish and Bansal and Ms. Lunak the amounts reported reflect a performance-based cash incentive award earned for performance in 2019 and paid in the first quarter of 2020.

(7)
Includes contributions of $12,600 and $99,900 made by us on Mr. Singh's behalf to our 401(k) plan and Nonqualified Deferred Compensation Plan, respectively, $20,245 for use of a company owned automobile, $48,837 for use of a company paid driver, $5,764 for personal use of the Company's aircraft and $132,124 representing annual service cost recorded by the Company related to Mr. Singh's split-dollar life insurance arrangement. The annual cost of Mr. Singh's split-dollar life insurance is expected to be substantially lower beginning in 2020. In June 2019, Mr. Singh relinquished exclusive use of a Company provided automobile and

BankUnited, Inc. 2020 Proxy Statement

driver and now has access to a Company provided automobile and driver. The amounts reported for use of a company owned automobile and company paid driver includes personal usage prior to June 1, 2019.

(8)	Represents a contribution of $12,600 made by us on behalf of each of Messrs. Cornish, Bansal, Richards and Ms. Lunak to our 401(k) plan.
Grants of Plan-Based Awards
The following table sets forth certain information with respect to the plan-based awards granted to each of our NEOs during 2019.
2019 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Grant Date Fair Value of Stock Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rajinder P. Singh	3/26/2019	—	1,500,000	2,250,000	—	37,448	56,172	37,448		1,250,014
Leslie N. Lunak	3/26/2019	—	437,500	656,250	—	9,362	14,043	9,362		312,504
Thomas M. Cornish	3/26/2019	—	945,000	1,417,500	—	16,515	24,772	16,515		551,271
Rishi Bansal	3/26/2019	—	450,000	675,000	—	9,737	14,605	9,737		325,021
Jay D. Richards	3/1/2019	—	—	—	—	—	—	10,000	(3)	366,500

(1)
Represents PSUs granted under the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the "2014 Plan"). These PSUs are based on a four-year performance period from January 1, 2019 through December 31, 2022. Each PSU represents the right to receive, at settlement, and at the discretion of the plan administrator, one share of common stock or cash in an amount equal to the fair market value of one share of common stock. At the time of settlement, the NEO will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid during the performance period but only to the extent the underlying award vests. At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award.

(2)
Represents RSUs granted under the 2014 Plan. In the case of Messrs. Singh, Cornish and Bansal and Ms. Lunak, one-fourth of the RSUs vested on December 31, 2019 and the unvested portion of the awards will vest in equal installments on December 31, 2020, December 31, 2021 and December 31, 2022. Each RSU represents the right to receive, at settlement, and at the discretion of the plan administrator, one share of common stock or cash in an amount equal to the fair market value of one share of common stock. At the time of settlement, the NEO will be eligible to receive a dividend award in an amount equal to the dividends that would have been paid prior to settlement. At the discretion of the plan administrator, the dividend award can be settled in cash equal to the dividend award, or shares having a fair market value equal to such dividend award.

(3)
Represents restricted stock awards granted under the 2014 Plan. On March 1, 2019, Mr. Richards was awarded 10,000 restricted shares for his performance in the 2018 fiscal year and overall contributions to the Company. The restricted shares are scheduled to vest in equal, annual installments on March 1, 2020, 2021, 2022 and 2023, subject to continued employment through the applicable vesting dates, and participate in dividends declared on common shares.

(4)
Represents the fair value of PSUs, RSUs and restricted stock awards based on the closing price of the Company's common stock at the date of grant pursuant to FASB ASC Topic 718. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 12 in the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2019. For performance-based awards, the amount included is based on the probable outcome of performance conditions, which is equal to the target amount.

BankUnited, Inc. 2020 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of equity awards outstanding on December 31, 2019 for each of our NEOs.
Outstanding Equity Awards at 2019 Fiscal Year-End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units/Shares of Stock That Have Not Vested		Market Value of Units/Shares of Stock That Have Not Vested (6)	Number of Unearned Units/Shares or Other Rights That Have Not Vested (7)	Market or Payout Value of Unearned Units/Shares or Other Rights That Have Not Vested (6)
Rajinder P. Singh	599,632	—	27.00	2/2/2021	78,320	(1)	2,863,379	68,214	2,493,904
Leslie N. Lunak	18,000	—	22.24	11/17/2020	13,131	(2)	480,069	17,054	623,494
Thomas M. Cornish	—	—	—	—	21,803	(3)	797,118	30,083	1,099,834
Rishi Bansal	—	—	—	—	27,302	(4)	998,161	9,737	355,985
Jay D. Richards	—	—	—	—	14,965	(5)	547,120	—

(1)	19,617 RSUs scheduled to vest on December 31, 2020, 49,341 RSUs scheduled to vest on December 31, 2021 and 9,362 RSUs scheduled to vest on December 31, 2022.

(2)	4,904 RSUs scheduled to vest on December 31, 2020, 2,340 RSUs scheduled to vest on December 31, 2021 and 2,341 RSUs scheduled to vest on December 31, 2022. 3,546 shares vested on March 30, 2020.

(3)	8,652 RSUs scheduled to vest on December 31, 2020, 4,129 on December 31, 2021 and 4,128 RSUs scheduled to vest on December 31, 2022. 4,894 shares vested on March 1, 2020.

(4)
2,434 RSUs scheduled to vest on December 31, 2020, 2,434 RSUs scheduled to vest on December 31, 2021 and 2,434 RSUs scheduled to vest on December 31, 2022. For 20,000 shares, 13,333 vested on March 1, 2020 and 6,667 are scheduled to vest on March 1, 2021.

(5)	4,982 restricted shares vested on March 1, 2020. For 9,983 restricted shares, 4,983 are scheduled to vest on March 1, 2021, 2,500 on March 1, 2022 and 2,500 on March 1, 2023.

(6)	Based on the $36.56 closing price of our common stock on December 31, 2019.
(7) Represents Messrs. Singh, Cornish and Bansal and Ms. Lunak's 2018 and 2019 PSUs, assuming satisfaction of performance goals at the target level (performance has not yet been achieved). Vesting is based on the Company’s achievement relative to specified peer companies of three equally-weighted performance metrics determined by the Compensation Committee. For the description of the 2019 PSUs see "Performance-Based Awards - Performance Period January 1, 2019 - December 31, 2022."

BankUnited, Inc. 2020 Proxy Statement

Vesting of Restricted Stock and RSUs
The following table contains information regarding the exercise of stock options and vesting of restricted stock, PSUs and RSUs by our NEOs, during fiscal year 2019.
2019 Stock Awards Vested

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Units/Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Rajinder P. Singh	147,877	1,382,195	24,868	(2)	909,174
Rajinder P. Singh			27,906	(3)	1,020,243
Leslie N. Lunak			4,167	(4)	147,678
Leslie N. Lunak			3,546	(4)	118,436
Leslie N. Lunak			8,312	(2)	303,887
Leslie N. Lunak			7,676	(3)	280,635
Thomas M. Cornish			6,667	(4)	236,278
Thomas M. Cornish			4,894	(4)	179,365
Thomas M. Cornish			14,661	(2)	536,006
Thomas M. Cornish			13,538	(3)	494,949
Rishi Bansal			6,667	(4)	236,278
Rishi Bansal			13,333	(4)	488,654
Rishi Bansal			2,435	(3)	89,024
Jay D. Richards			2,483	(4)	91,002

(1)
The value is equal to the closing market price of a share of our common stock on the vesting or exercise date, multiplied by the number of shares vesting or acquired on such date (in the case of options, less the applicable exercise price).

(2)	Represents PSUs that vested pursuant to the terms of PSU award agreements. Receipt of the shares represented by the PSUs is deferred until settlement (which occurred on March 13, 2020).

(3)	Represents RSUs that vested in December 2019. Receipt of the shares represented by the RSUs is deferred until settlement (which occurred on March 13, 2020).

(4)	Represents restricted shares vested pursuant to the terms of restricted stock award agreements.
Nonqualified Deferred Compensation
Nonqualified Deferred Compensation Table for 2019

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE
	($)(2)	($)(3)	($)	($)	($)(4)
Rajinder P. Singh	133,200	99,900	218,091	(1,156,697)	3,542,511
Leslie N. Lunak	368,750	—	139,973	—	2,404,724
Thomas M. Cornish	94,500	—	28,748	—	474,059
Rishi Bansal	157,500	—	118,387	—	1,667,142
Jay D. Richards(1)	—	—	—	—	—
(1) Mr. Richards does not participate in the Company's Nonqualified Deferred Compensation Plan.
(2) The full amount of the contribution for Messrs. Singh, Cornish, Bansal, Richards and Starr and Ms. Lunak to the Nonqualified Deferred Compensation Plan is reflected as compensation earned as part of each executive's "Salary", and/or "Bonus" or "Non-Equity Incentive Plan Compensation" in 2019 in the "Summary Compensation Table for 2019."

(3)
Amounts reflect our contributions, if any, to the Nonqualified Deferred Compensation Plan for the applicable NEO. These amounts are also reported in the "All Other Compensation" column of the "Summary Compensation Table for 2019."

BankUnited, Inc. 2020 Proxy Statement

(4)
These amounts include amounts previously reported in the Summary Compensation Table as "Salary," "Bonus," "Non-Equity Incentive Plan Compensation" or "All Other Compensation" for years prior to 2019, in the following aggregate amounts: $691,678 for Mr. Singh, $787,083 for Ms. Lunak, $224,769 for Mr. Cornish and $569,167 for Mr. Bansal.

Our Nonqualified Deferred Compensation Plan allows each NEO to defer up to 100% of salary and cash bonus or incentives. Mr. Singh is eligible to receive company matching contributions under the plan. For the 2019 plan year, we contributed an amount equal to 100% of the first 1% plus 70% of the next 5% of eligible compensation that Mr. Singh elected to defer under the plan. Amounts deferred by a NEO are vested at all times and amounts that we contribute on the executive's behalf will become vested upon the earlier to occur of a change in control (as defined in the plan), the executive's death, disability, attainment of age 65 or completion of two years of service. The Company credits each participant's account with income based on either an annual interest rate determined by the Company's Compensation Committee or returns of selected investment portfolios, as elected by the participant. The annual interest rate has ranged from 6.08% in 2009 to 6.86% in 2019. Amounts deferred under our Nonqualified Deferred Compensation Plan are distributed upon a date or dates specified by the executive, which may be no earlier than January 1 of the third plan year following the plan year in which the compensation would have otherwise been paid to the executive, or upon the earliest to occur of the executive's separation from service, disability or a change in control.
Potential Payments Upon Termination or Change-in-Control
The employment arrangements with our NEOs provide for certain severance payments and benefits, to the extent applicable, in the event of a termination of employment as described below:
Employment Agreement with Mr. Singh
Mr. Singh is the only executive subject to an employment agreement. Mr. Singh has been a party to various employment agreements with us since July 2009. In connection with Mr. Singh's appointment as President and Chief Executive Officer on January 1, 2017, the Company amended his current employment agreement to reflect the change in his title and reporting relationship, the increase in his annual base salary effective January 1, 2017, and to reflect a three-year term, commencing January 1, 2017 (the "Employment Term"). On December 19, 2019, the Company amended Mr. Singh's employment agreement to among other things, extend the term of the agreement for an additional three years commencing on January 1, 2020 and reflect Mr. Singh's current base salary of $1,000,000.
The Employment Term may be extended by mutual agreement of the parties. In the event of the public announcement of a transaction or other event that would constitute a change in control (such announcement, a “Public Announcement”) during the Employment Term, the Employment Term would expire no later than the second anniversary of the change in control, except that the Employment Term would not be automatically extended on or following the date on which such potential change in control were terminated or abandoned.
The employment agreement with Mr. Singh provides that, in the event of his termination of employment by the Company without Cause or by him for Good Reason (as defined in the employment agreement) during the Employment Term, Mr. Singh would be entitled to receive, subject to an execution of a release of claims against the Company, (i) payment of an amount equal to two times the sum of his base salary and target annual incentive opportunity (or three times such sum if termination occurs on or following a change in control); (ii) payment of his prorated annual incentive award based on actual performance for the year of termination (or a prorated annual incentive award based on target performance if termination occurs on or following a change in control); (iii) full vesting of his RSU awards (and any other time-based equity awards); (iv) vesting of his PSU awards based on actual achievement for the performance criteria (or, if the termination occurs following a Public Announcement, the PSU awards will convert into a time-based RSU award (with the number of units determined based on the award agreement) that vest on the later of the change in control and the date of termination); (v) continued

BankUnited, Inc. 2020 Proxy Statement

coverage under the Company’s group health plans at the Company’s expense for up to 24 months following termination; and (vi) continuation of Mr. Singh's split-dollar life insurance arrangement.
In addition, the employment agreement provides that, in the event of Mr. Singh's termination of employment during the Employment Term due to his death or Disability (as defined in the employment agreement), Mr. Singh would be entitled to receive the benefits described in (iii)-(vi) above. In the event Mr. Singh's employment with the Company terminates for any reason following expiration of the Employment Term he would be entitled to receive the benefits described in (iii), (iv) and (vi) above.
Upon a change in control, the PSU awards granted to Mr. Singh under his employment agreement would automatically convert to time-based RSUs (“Converted RSUs”) that vest at the completion of the three-year performance period, subject to his continued employment with the Company through the vesting date. In the event of Mr. Singh’s termination of employment due to death or Disability, without Cause by the Company, for Good Reason by Mr. Singh or for any reason following the expiration of such employment agreement, prior to a Public Announcement, any unvested portions of the PSU awards would vest based on actual achievement of the performance criteria. If any such termination occurs on or following a Public Announcement and contingent on the consummation of the change in control, the Converted RSUs would fully vest on the later to occur of (i) the date of such change in control and (ii) the termination date.
Mr. Singh's employment agreement does not require the Company to reimburse him for the amount of any golden parachute excise tax imposed under Section 4999 of the Internal Revenue Code. Instead, if the payments to be received by Mr. Singh under the employment agreement would result in the imposition of the golden parachute excise tax, the amount payable would be paid in full or reduced to such lesser amounts that would result in no portion of the payments being subject to the golden parachute excise tax, whichever would result in Mr. Singh's receipt of the greatest amount under his employment agreement on an after-tax basis.
Mr. Singh is subject to confidentiality and non-disparagement obligations under his employment agreement as well as non-competition and non-solicitation covenants for a period of 18 months following a termination of employment during the Employment Term by the Company for Cause or following Mr. Singh's voluntary resignation without Good Reason.
The employment agreement is subject to regulatory laws to the extent applicable.
Change in Control Agreement with Ms. Lunak and Mr. Bansal
Ms. Lunak and Mr. Bansal have change in control agreements pursuant to which, if the executive's employment is terminated by the Company without Cause (as defined in the change in control agreement), or by the executive due to a reduction in base salary, each within six months following a change in control of the Company, the executive would be entitled to a payment in the amount equal to one year of his or her base salary, payable on the date that is six months following the change in control. The agreement further provides for payment, on the date that is six months following completion of the change in control, of a lump sum retention bonus equal to one year of base salary (as in effect immediately prior to the change in control), subject to his or her continued employment with BankUnited and any successor to BankUnited through such date.
Change in Control Agreement with Mr. Richards
Mr. Richards commenced employment with BankUnited, N.A. on January 29, 2018 and has a change of control agreement pursuant to which, he will receive on the date that is six months following consummation of the Change in Control, subject to his continued employment with BankUnited and any successor to BankUnited, a lump sum payment, in an amount equal to: (i) three times his annual base salary, if said Change in Control occurs prior to the first anniversary of his continued employment with BankUnited or (ii) two times his annual base salary, if said Change in Control occurs on or after the first anniversary and prior to the second anniversary of his continued employment with BankUnited or (iii) one time his annual base salary if said Change in Control

BankUnited, Inc. 2020 Proxy Statement

occurs on or after the second anniversary and prior to the third anniversary of his continued employment with BankUnited.
Equity Awards
In the event of a change in control, all outstanding restricted stock awards and RSUs granted prior to March 1, 2019 (other than the equity awards described under "Employment Agreement with Mr. Singh") held by the NEOs that are then unvested would be subject to accelerated vesting, and any performance-based shares to be prospectively awarded with respect to a pending performance period would be granted and vested at target levels. Awards granted after March 1, 2019 (other than the equity awards described under "Employment Agreement with Mr. Singh") that are assumed in connection with, or otherwise continued following, a change in control are not subject to vesting upon a change in control, but are subject to accelerated vesting in the event of a termination of employment without cause or for good reason within 24 months following the change in control.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs, which were estimated assuming that the triggering event took place on the last business day of the fiscal year (December 31, 2019) and calculated using the closing price per share of our common stock on such date ($36.56), and also assumes a cash-out of equity awards in connection with a change in control. The amounts set forth below do not reflect any potential reduction to avoid application of Sections 280G and 4999 of the Internal Revenue Code.

	Cash Severance	Continued Benefits	Value of Acceleration of Equity	Total
	($)	($)	($)	($)
Rajinder P. Singh (1)
Death / Disability	—	186,701	5,357,283	5,543,984
For Cause / Without Good Reason	—	—	—	—
Without Cause / For Good Reason	6,500,000	186,701	5,357,283	12,043,984
Change in Control	9,000,000	186,701	5,357,283	14,543,984

Leslie N. Lunak
Change in Control	500,000	—	1,103,564	1,603,564

Thomas M. Cornish
Change in Control	—	—	1,896,952	1,896,952

Rishi Bansal
Change in Control	450,000	—	1,354,146	1,804,146

Jay D. Richards
Change in Control	700,000	—	547,120	1,247,120
(1) Continued benefits includes continuation of Mr. Singh's split-dollar life insurance arrangement.

BankUnited, Inc. 2020 Proxy Statement

CEO PAY RATIO
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that companies may use to determine their CEO pay ratio, the ratio reported below may not be comparable to the ratios reported by other companies.
For 2019, our last completed fiscal year:

•
We determined that, as of December 31, 2019 our employee population consisted of approximately 1,529 full- and part-time employees, all of whom were located in the United States. We have no seasonal or temporary employees.

•
To identify the “median employee” from our employee population, we compared the amount of gross pay of our employees (excluding our CEO) as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2019. In making this determination, we annualized the compensation of approximately 164 full-time employees and part-time employees who were hired in 2019 but did not work for us for the entire fiscal year.

•	Once we identified our median employee, we combined all of the elements of such employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column of our 2019 Summary Compensation Table included in the 2020 Proxy Statement.
For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO) was $90,073 and

•	the annual total compensation of our CEO, as reported in the "Total" column of the Summary Compensation Table included elsewhere in this Proxy Statement was $5,320,229.

Based on this information, for 2019 the ratio of the annual total compensation of Mr. Singh, our Chairman, President and Chief Executive Officer, to the median of the annual total compensation of all employees was 59.1 to 1.

BankUnited, Inc. 2020 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information, as of December 31, 2019, relating to the Company's equity compensation plans pursuant to which grants of equity incentive awards to acquire shares of our common stock may be granted from time to time.

Equity Compensation Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by securityholders	1,287,659	(1)	N/A		1,353,570

Equity compensation plans not approved by securityholders	732,262	(2)	$26.71	(3)	118,847	(4)
Total	2,019,921				1,472,417

(1)
Includes 1,050,455 shares issued subject to restricted share awards and 237,204 RSUs and PSUs granted under the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the "2014 Plan"). At the time of grant and throughout the vesting period, PSUs are recorded at the maximum payout and adjusted at settlement based on the measurement of performance achievement.

(2)
Shares subject to stock options under the BankUnited, Inc. 2009 Stock Option Plan (the "2009 Plan") and the BankUnited, Inc. 2010 Omnibus Equity Incentive Plan (the "2010 Plan"). Excludes 5,491 shares subject to outstanding stock options under the Heritage Bank, N.A. 2008 Stock Incentive Plan, which options have a weighted-average exercise price of $16.83. This plan was assumed in connection with the Company's acquisition of Herald National Bank. The weighted average remaining contractual term for all outstanding options is 1.06 years. No further awards are available for issuance under this plan.

(3)	Represents the weighted average exercise price of stock options only.

(4)	These shares are available under the 2010 Plan. The 2009 Plan was frozen on February 12, 2014 and no further awards are available for issuance thereunder.
In connection with the IPO, the Company adopted the 2010 Plan. The 2010 Plan is administered by the Board or a committee thereof and provides for the grant of non-qualified stock options, share appreciation rights, restricted shares, deferred shares, performance shares, unrestricted shares and other share-based awards to selected employees, directors or independent contractors of the Company and its affiliates. The number of shares of common stock authorized for award under the 2010 Plan is 7,500,000, of which 118,847 shares remained available for issuance as of December 31, 2019.
Shares of common stock delivered under the 2010 and 2014 Plans may consist of authorized but unissued shares or previously issued shares reacquired by the Company. The term of a share option or stock appreciation right issued under the 2010 and 2014 Plans may not exceed ten years from the date of grant and the exercise price may not be less than the fair market value of the Company's common stock at the date of grant. Awards issued prior to March 1, 2019 are subject to full vesting upon a "change in control" (as defined in the 2010 and 2014 Plans). Awards granted after March 1, 2019 that are assumed in connection with, or otherwise continued following, a change in control are not subject to vesting upon a change in control, but may be eligible for vesting upon a qualifying termination of employment thereafter.
In March 2020, the Compensation Committee granted awards of 484,830 restricted shares to employees in recognition of their contribution to the Company's performance in fiscal year 2019 and 114,936 restricted shares to Business Unit employees for performance in 2019. On March 13, 2020, the Compensation Committee also approved the issuance of 99,396 shares due to settlement of RSUs and PSUs awarded to Messrs. Singh, Cornish and Bansal and Ms. Lunak. All of the March 2020 issuances were from the 2014 Plan.

BankUnited, Inc. 2020 Proxy Statement

PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")
As required by Section 14A of the Securities Exchange Act, the Board of Directors is providing our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This vote is referred to as a "Say-on-Pay" vote.
As described in more detail under the heading "Compensation Discussion and Analysis," we believe that our executive compensation programs appropriately motivate and retain our executives while effectively aligning the interests of our named executive officers with those of our shareholders. We target total compensation for our NEOs at market and peer group competitive levels, while delivering pay which is linked to company performance over time.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers generally, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Because the vote is advisory, it will not be binding upon our Board of Directors or Compensation Committee and we will not be required to take any action as a result of the outcome of the vote. However, our Board of Directors and Compensation Committee value the opinions of our shareholders and, will take the results of the vote into consideration when making compensation decisions.
For the reasons set forth above, and the others described elsewhere in this Proxy Statement, the Board of Directors recommends approval of the following non-binding resolution:
"RESOLVED, that the shareholders hereby APPROVE, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the Company's Proxy Statement for the 2020 Annual Meeting of shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this Proxy Statement."
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ON AN ADVISORY, NON-BINDING BASIS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND RELATED MATERIAL DISCLOSED IN THIS PROXY STATEMENT.

BankUnited, Inc. 2020 Proxy Statement

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT OF THE BANKUNITED, INC. 2014 OMNIBUS EQUITY INCENTIVE PLAN
The Company’s shareholders are being asked to approve amendments to the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the “2014 Omnibus Plan”) to 1) increase the number of shares of the Company’s common stock reserved for issuance under the 2014 Omnibus Plan by 2,200,000 shares and 2) extend the termination date of the 2014 Omnibus Plan from May 14, 2024 to May 15, 2030. Both the Compensation Committee and the Board have adopted these amendments, subject to shareholder approval at the annual meeting.

Proposed Amendments to the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan

•
The first proposed amendment will ensure that a sufficient reserve of common stock remains available for issuance under the 2014 Omnibus Plan. As a key element of our compensation program, our equity grants are designed to provide additional incentives to selected management, employees, directors, independent contractors and consultants of the Company or its affiliates in order to retain such persons whose efforts will facilitate the long-term growth and profitability of the Company. The Company relies on equity incentives in the form of stock options, share appreciation rights (“SARs”), restricted shares, deferred shares, performance shares, and other share-based awards. The Company estimates that our remaining share reserve will not be sufficient to permit us to make annual equity grants after 2020. Therefore, the Committee proposes to increase the number of shares of the Company’s common stock reserved for issuance under the 2014 Omnibus Plan from 4,000,000 (of which, 647,276 shares remain available as of the date of this Proxy Statement for issuance pursuant to equity awards that may be granted in the future) to 6,200,000. In determining the number of shares of common stock to reserve under the proposed amendment to the 2014 Omnibus Plan, management and the Compensation Committee evaluated share usage, dilution, overhang, burn rate, and the existing terms of outstanding equity awards, as discussed further in the “Additional Information Regarding Share Increase: Share Usage, Dilution, Burn Rate and Overhang”: The Compensation Committee has determined that 2,200,000 shares are likely to satisfy our compensation needs for at least the next two to three years while maintaining appropriate levels of potential stockholder dilution.

•
The second proposed amendment extends the termination date of the 2014 Omnibus Plan from May 14, 2024 to May 15, 2030. This extension will permit the Company to continue to utilize equity-based compensation as part of our competitive compensation program.

Additional Information Regarding Share Increase: Share Usage, Dilution, Burn Rate and Overhang

The 2,200,000 share increase requested to be approved by shareholders represents 2.38% of our total outstanding common shares as of April 1, 2020. Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total outstanding shares.

We manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account forfeitures.

BankUnited, Inc. 2020 Proxy Statement

Fiscal Year Ended December 31,
	2019	2018	2017
Options Granted	—	—	—
Restricted Stock Awards Granted	591,739	683,137	621,806
Restricted Stock Units Granted	73,062	52,026	47,841
Performance Share Units Vested	47,841	57,873	—
Multiplier for Full-Value Shares	3.0	3.0	3.0
BURN RATE	2.24%	2.29%	1.90%

An additional metric we used to measure the impact of the requested share increase is overhang (number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by weighted average shares outstanding at the end of the year). The table below represents our potential overhang levels based on our fully diluted common stock

Potential Overhang with 2,200,000 Additional Shares
Total Equity Awards Outstanding as of December 31, 2019		2,019,921
Options and Stock Appreciation Rights Outstanding*	732,262
Restricted Stock Awards	1,050,455
Restricted Stock Units and Performance Stock Units	237,204
Shares Available for Grant		1,472,417
Shares Available for Grant Under the 2014 Plan	1,353,570
Shares Available for Grant Under the 2010 Plan	118,847
Additional Requested Shares		2,200,000
Total Potential Dilution, or Overhang		5,692,338
Potential Dilution as a Percentage of Fully-Diluted Common Stock Outstanding		5.80

* The weighted-average exercise price is $26.71; weighted average remaining contractual term: 1.06 years

Overview of the Amended 2014 Omnibus Plan
Set forth below is a general description of the material features of the 2014 Omnibus Plan, as amended by the proposed amendments (the “Amended 2014 Omnibus Plan”). This description is qualified in its entirety by reference to the full text of the 2014 Omnibus Plan, which is filed with Appendix A to the Proxy Statement on Schedule 14A of the Company filed April 11, 2014, and the proposed amendment, a copy of which is attached to this Proxy Statement as Appendix A. Shareholders are encouraged to read the 2014 Omnibus Plan in its entirety, a copy of which is attached to this Proxy Statement as Appendix B.
Administration
The Amended 2014 Omnibus Plan may be administered by our Board or by a committee of directors designated by our Board (the "Administrator"). The Administrator has broad administrative authority to interpret the Amended 2014 Omnibus Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Amended 2014 Omnibus Plan. Pursuant to its administrative authority, the Administrator may, among other things: select the persons who will receive awards and determine the types of awards to be granted; determine the terms and conditions of those awards, and amend the terms and conditions of outstanding awards.

BankUnited, Inc. 2020 Proxy Statement

Eligibility for Awards
Employees, directors, independent contractors and consultants of the Company and its affiliates are eligible to receive awards under the Amended 2014 Omnibus Plan. As of April 1, 2020 there were eight non-employee directors and approximately 1,485 employees of the Company and its affiliates who would be eligible to receive awards under the Amended 2014 Omnibus Plan.
Shares Available; Limitations on Awards
As of April 1, 2020, the number of shares of our common stock available for issuance under the Amended 2014 Omnibus Plan is 2,847,031. The aggregate awards granted during any single year to a person who is likely to be a “covered employee” (within the meaning of Section 162(m) of the Internal Revenue Code) may not exceed 1,000,000 shares of our common stock.
    The shares of our common stock issued under the Amended 2014 Omnibus Plan may consist of authorized but unissued shares or shares that we may reacquire in the open market, in private transactions, or otherwise. If any shares of common stock subject to an award granted under the Amended 2014 Omnibus Plan are forfeited, cancelled, exchanged or surrendered or if an award otherwise terminates or expires without a distribution of shares to the participant, those shares will again be available for awards under the Amended 2014 Omnibus Plan. Notwithstanding the foregoing, shares surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying an award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an award will no longer be available for grant under the Amended 2014 Omnibus Plan.
Adjustments for Changes in Capitalization
The Amended 2014 Omnibus Plan provides that, in the event of a merger, consolidation, recapitalization, share dividend or other change in corporate structure affecting our common stock, the Administrator will make, in its sole discretion, an equitable substitution or proportional adjustment in (i) the aggregate number of shares of common stock reserved for issuance under the Amended 2014 Omnibus Plan, (ii) the maximum number of shares of common stock that may be subject to awards granted to a participant in any calendar year, (iii) the kind, number and exercise price subject to outstanding options and SARs granted under the Amended 2014 Omnibus Plan, and (iv) the kind, number and purchase price of shares of common stock subject to outstanding awards of restricted shares, deferred shares, performance shares or other share-based awards granted under the Amended 2014 Omnibus Plan. In addition, in the event of a merger, amalgamation, consolidation, reclassification, spin-off, spin-out, repurchase, reorganization, recapitalization, share dividend or other change in corporate structure affecting the common stock, the Administrator may, in its discretion, terminate all awards in exchange for the payment of cash or in-kind consideration.
Awards
General. The terms and conditions of each award granted under the Amended 2014 Omnibus Plan will be set forth in an award agreement in a form to be determined by the Administrator.
Options. The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant.
An optionee will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of common stock subject to an option until the optionee has given written notice of exercise and paid the exercise price and applicable withholding taxes.
Unless the award agreement provides otherwise, in the event of an optionee's termination of employment or service for any reason other than for cause, retirement, disability or death, the optionee's options (to the extent

BankUnited, Inc. 2020 Proxy Statement

exercisable at the time of such termination) generally will remain exercisable until 90 days after such termination and will then expire. Unless the applicable option agreement provides otherwise, in the event of an optionee's termination of employment or service due to retirement, disability or death, the optionee's options (to the extent exercisable at the time of such termination) generally will remain exercisable until one year after such termination and will then expire. Options that were not exercisable on the date of termination of the optionee's employment or service for any reason other than for cause will expire at the close of business on the date of such termination. In the event of an optionee's termination of employment or service for cause, the optionee's outstanding options will expire at the commencement of business on the date of such termination.
Share Appreciation Rights. SARs may be granted under the Amended 2014 Omnibus Plan either alone ("free-standing SAR") or in conjunction with all or part of any option granted under the 2014 Omnibus Plan ("related SAR"). A free-standing SAR granted under the Amended 2014 Omnibus Plan will entitle its holder to receive, at the time of exercise, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Administrator on the date of grant (which shall be no less than fair market value at the date of grant). A related SAR granted under the Amended 2014 Omnibus Plan will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share equal to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option. The Administrator may determine to settle the exercise of a SAR in shares of common stock, cash or any combination of both. The exercise price of a SAR may not be less than 100% of the fair market value of a share of common stock on the date of grant. The exercise period of a free-standing SAR may not exceed ten years from the date of grant. The exercise period of a related SAR will expire upon the expiration of its related award.
Participants who are granted SARs shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
In the event of a participant's termination of employment or service, free-standing SARs will be exercisable at such times and subject to such terms and conditions as determined by the Administrator in the applicable award agreement, while related SARs will be exercisable at such times and subject to the terms and conditions applicable to the related option.
Restricted Shares, Deferred Shares and Performance Shares. Restricted shares, deferred shares and performance shares may be issued either alone or in addition to other awards granted under the Amended 2014 Omnibus Plan. The Administrator will determine the purchase price and performance objectives, if any, with respect to the grant of restricted shares, deferred shares and performance shares. Subject to the provisions of the Amended 2014 Omnibus Plan and the applicable award agreement, the Administrator has the sole discretion to provide for the lapse of restrictions in installments or the acceleration or waiver of restrictions (in whole or part) under certain circumstances, including the attainment of certain performance goals, a participant's termination of employment or service or a participant's death or disability.
Unless the award agreement provides otherwise, participants with restricted shares and performance shares will generally have all of the rights of a shareholder, including dividend or distribution rights; provided, however that any dividends or dividend equivalents provided with respect to restricted shares, deferred shares or performance shares that are subject to the attainment of specified performance goals will be subject to the same terms, conditions and risk of forfeiture as the underlying awards. Participants with deferred shares will generally not have the rights of stockholders, but, during the restricted period, deferred shares may be credited with dividend or distribution equivalent rights, if the award agreement so provides.
The rights of a participant with respect to restricted shares, deferred shares and performance shares upon termination of the participant's employment or service will be set forth in the applicable award agreement.

BankUnited, Inc. 2020 Proxy Statement

Performance shares may be subject to the achievement of one or more of the following performance goals: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items, (ii) book value per share (which may exclude nonrecurring items), tangible book value per share and/or growth thereof; (iii) levels of or changes in levels of pre-tax income, after-tax income, net income, net interest income, or fee income; (iv) earnings per share (basic or diluted), core earnings per share and/or growth thereof; (v) operating profit; (vi) revenue, revenue growth or rate of revenue growth; (vii) return measures, including one or more of return on assets (gross or net), return on tangible assets, cash return on assets, cash return on tangible assets, return on investment, return on capital, or return on equity, return on tangible equity, cash return on equity, cash return on tangible equity; (viii) operating expenses; (ix) share price, absolute and/or relative metrics of stock performance, dividends, and/or total capital returned to shareholders; (x) implementation or completion of critical projects or processes; (xi) cumulative earnings per share growth; (xii) levels of or changes in levels of net interest margin, operating margin or profit margin; (xiii) levels of or changes in levels of efficiency ratio or cash efficiency ratio; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) levels of or trends in non-performing assets; (xvi) achieving or maintaining specified levels of GAAP and/or regulatory capital; (xvii) levels of or changes in levels of provision, provision rate, net charge-off, or net-charge-off ratio; (xviii) levels of or trends in specified financial statement line items or components thereof, including, but not limited to, cost of deposits, growth of deposits, cost of funds, loan growth, loan yields, or interest earnings asset yields; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, regulatory matters, information technology, and goals relating to acquisitions, divestitures, joint ventures and/or similar transactions, and/or budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, and the completion of other corporate transactions; and (xxi) any combination of, or a specified increase in, any of the foregoing.
Other Share-Based Awards. The Administrator may grant other share-based awards upon terms and conditions determined by the Administrator at the date of grant or thereafter.
Treatment of Outstanding Awards upon a Change in Control
The Amended 2014 Omnibus Plan provides that, unless otherwise determined by the Administrator and evidenced in an award agreement, if a change in control occurs, then (i) any unvested or unexercisable portion of an award carrying a right to exercise shall become fully vested and exercisable and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other award granted under the Amended 2014 Omnibus Plan will lapse and such unvested awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved. Notwithstanding the foregoing, with respect to equity awards granted since March 1, 2019, the Compensation Committee has provided that, if such awards are assumed in connection with, or otherwise continued following, a change in control, such awards will not vest automatically in the event of a change in control.
For purposes of the Amended 2014 Omnibus Plan a "change in control" means, in general: (i) a person or entity acquires securities representing 50% or more of our voting power; (ii) certain mergers or amalgamations involving us or any of our subsidiaries and another corporation; (iii) an unapproved change in the majority membership of our Board; (iv) the approval by stockholders of a plan of complete liquidation or dissolution of our company; or (v) the consummation of an agreement for certain sales or dispositions of all or substantially all of our assets.

BankUnited, Inc. 2020 Proxy Statement

Termination of Employment and Service
Unless otherwise provided in an award agreement, upon a participant's termination of employment or service, the participant will forfeit any options to the extent they were not exercisable on the date of such termination. Related SARs shall be exercisable at such time or times and subject to such terms and conditions as the related option. The rights of participants granted free-standing SARs, restricted shares, deferred shares, performance shares or other share-based awards upon a termination of employment or service shall be set forth in the award agreement.
Transferability of Awards
Until such time as the awards are fully vested and/or exercisable in accordance with the Amended 2014 Omnibus Plan or an award agreement thereunder, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any award or any agreement or commitment to do any of the foregoing by any holder thereof in violation of the provisions of the Amended 2014 Omnibus Plan or an award agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Unless otherwise determined by the Administrator, an option may be exercised, during the lifetime of the participant, only by the participant or, during any period during which the participant is under a legal disability, by the participant's guardian or legal representative.
Amendment or Termination of Plan
Our Board may amend, alter or terminate the Amended 2014 Omnibus Plan, provided that no such amendment, alteration or termination shall be made that would impair the rights of a participant under any award theretofore granted without such participant's consent.
Determination of Fair Market Value
The fair market value of a share of common stock will be determined by the Administrator in its sole discretion, subject to certain limitations, including if our common stock is admitted to trading on a national securities exchange, the fair market value of a share of common stock will be the closing sales price per share on the applicable date, or if no sale was reported on that date, for the last preceding date on which there was a sale of shares of common stock on the exchange.
Certain Federal Income Tax Consequences
Set forth below is a summary of certain federal income tax consequences of the issuance, receipt, and exercises of options and SARs and the granting and vesting of restricted shares, performance awards and deferred shares, in each case under the Amended 2014 Omnibus Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Amended 2014 Omnibus Plan, nor does it cover state, local, or non-U.S. taxes. Interested parties should consult their own advisers as to specific tax consequences, including the application and effect of foreign, state and local tax laws.
Options
All options to acquire shares of common stock granted under the Amended 2014 Omnibus Plan are intended to be non-qualified options and are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. A participant generally will not recognize taxable income upon the grant of an option. Rather, at the time of exercise of the option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at

BankUnited, Inc. 2020 Proxy Statement

such time and in the same amount that the participant recognizes ordinary income. If the shares of common stock acquired upon the exercise of a non-qualified option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the participant.
Share Appreciation Rights
A participant generally will not recognize taxable income upon the grant of a SAR. Rather, at the time of exercise of the SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company generally will be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income. The participant's tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Shares and Performance Awards
A participant generally will not be taxed upon the grant of a restricted share or performance award, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Internal Revenue Code). The participant's tax basis in the shares will equal the fair market value of the shares at the time the restrictions lapse, and the participant's holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted or performance shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares equal to their fair market value on the date of their award, and the participant's holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Deferred Shares
In general, the grant of deferred shares will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

BankUnited, Inc. 2020 Proxy Statement

Section 162(m) of the Internal Revenue Code
In general, Section 162(m) of the Internal Revenue Code limits the Company’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined thereunder. Section 162(m) of the Internal Revenue Code may result in all or a portion of the awards granted under the Amended 2014 Omnibus Plan to “covered employees” failing to be deductible to the Company for federal income tax purposes.
Sections 280G and 4999 of the Internal Revenue Code
Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax payable by the participant under Section 4999 of the Internal Revenue Code.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. If deferred compensation covered by Section 409A of the Internal Revenue satisfies the requirements thereof, then Section 409A of the Internal Revenue Code has no effect on the individual’s taxes. If a deferred compensation arrangement does not meet the requirements of Section 409A of the Internal Revenue Code, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. The Amended 2014 Omnibus Plan permits the grant of various types of incentive awards, which may or may not be subject to Section 409A of the Internal Revenue Code.  If an award that is subject to Section 409A of the Internal Revenue Code does not satisfy the requirements thereof, the taxable event for such award could apply earlier than intended and could result in the imposition of additional taxes and penalties on the participant.
New Plan Benefits
Awards under the Amended 2014 Omnibus Plan are made at the discretion of the Compensation Committee. Therefore, the benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group, under the Amended 2014 Omnibus Plan if the proposed amendment is approved by shareholders are not presently determinable.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RESOLUTION APPROVING THE AMENDEMENT TO THE BANKUNITED, INC. 2014 OMNIBUS EQUITY INCENTIVE PLAN.

BankUnited, Inc. 2020 Proxy Statement

BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
The following table sets forth certain information with respect to the beneficial ownership of the Company's equity securities as of the March 20, 2020 record date: (1) each person or entity, based on information contained in Schedules 13G filed with the SEC, who owns of record or beneficially more than 5% of any class of the Company's voting securities; (2) each of the Company's executive officers and directors; and (3) all of the Company's directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of SEC. To our knowledge, each shareholder will have sole voting and investment power with respect to the shares indicated as beneficially owned, unless otherwise indicated in a footnote to the following table. Unless otherwise indicated in a footnote, the business address of each person is our corporate address, c/o BankUnited, Inc., 14817 Oak Lane, Miami Lakes, Florida 33016.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 20, 2020. We did not, however, deem these shares outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number	%
Executive Officers, Directors and Director Nominees:
Rajinder P. Singh(1)	1,020,717	1.1
Thomas M. Cornish(2)	119,158	*
Leslie N. Lunak(3)	98,193	*
Rishi Bansal(4)	40,135	*
Jay D. Richards(5)	25,083	*
Michael R. Alford(6)	4,000	*
Tere Blanca (7)	8,045	*
John N. DiGiacomo(8)	2,545	*
Michael J. Dowling(9)	8,045	*
Douglas J. Pauls(10)	115,448	*
A. Gail Prudenti(11)	6,275	*
William S. Rubenstein(12)	3,409	*
Sanjiv Sobti(13)	7,045	*
Lynne Wines (14)	6,045	*
All executive officers and directors as a group (14 persons)	1,464,143	1.6
Greater than 5% Shareholders (Other than Executive Officers and Directors):
The Vanguard Group(15)	8,836,082	9.3
T. Rowe Price Associates, Inc.(16)	7,355,762	7.7
BlackRock, Inc.(17)	4,940,450	5.2

(1)	Includes 78,320 RSUs and 599,632 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 20, 2020.

(2)
Includes 16,909 RSUs and 400 shares held by the P.A. Castellanos-Cornish Revocable Trust, for which Mr. Cornish serves as a co-trustee. Mr. Cornish disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. The address of the P.A. Castellanos-Cornish Revocable Trust is 9555 SW 69th Court, Pinecrest, FL 33156.

(3)
Includes 3,546 restricted shares, 9,585 RSUs and 18,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 20, 2020.

BankUnited, Inc. 2020 Proxy Statement

(4)	Includes 6,667 restricted shares and 7,302 RSUs.

(5)	Includes 21,983 restricted shares.

(6)	Includes 4,000 restricted shares.

(7)	Includes 3,044 restricted shares.

(8)	Includes 2,045 restricted shares.

(9)	Includes 3,044 restricted shares.

(10)
Includes 4,067 restricted shares, 50,000 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days following March 20, 2020 and 31,000 shares held by the Pauls Family Foundation, for which Mr. Pauls serves as co-trustee. Mr. Pauls disclaims beneficial ownership of these securities except to the extent of his pecuniary interests therein. The address of the Pauls Family Foundation is 4055 Gnarled Oaks Lane, Johns Island, SC 29455.

(11)	Includes 3,044 restricted shares and 330 shares held by Judge Prudenti's spouse.

(12)	Includes 2,711 restricted shares.
(13) Includes 3,044 restricted shares.
(14) Includes 3,044 restricted shares

(15)
Based on the Schedule 13G dated as of December 31, 2019 filed with the SEC, The Vanguard Group is deemed to have beneficial ownership of 8,836,082 shares of common stock, including sole voting power over 49,929 shares, shared voting power over 21,762 shares, sole dispositive power over 8,778,604 shares and shared dispositive power over 57,478 shares. Based on the Schedule 13 G dated as of December 31, 2019 filed with the SEC, the address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(16)
Based on the Schedule 13G dated as of December 31, 2019 filed with the SEC, T. Rowe Price Associates, Inc. and its affiliates are deemed to have beneficial ownership of 7,355,762 shares of common stock, including sole voting power over 1,904,788 shares and sole dispositive power over 7,355,762 shares. Based on the Schedule 13G dated as of December 31, 2019, the address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

(17)
Based on the Schedule 13G dated as of December 31, 2019 filed with the SEC, BlackRock, Inc. and its affiliates are deemed to have beneficial ownership of 4,940,450 shares of common stock, including sole voting power over 4,575,193 shares and sole dispositive power over 4,940,450 shares. Based on the Schedule 13G dated as of December 31, 2019 filed with the SEC, the address of BlackRock, Inc. is 55 E. 52nd Street, New York, NY 10055.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the issued and outstanding shares of the Company's common stock to file reports of initial ownership of common stock and other equity securities and subsequent changes in that ownership with the SEC and the NYSE. Based solely on a review of such reports and written representations from the directors and executive officers, the Company believes that all reports that were required to be filed under Section 16(a) during 2019 were timely filed except due to an administrative error by the Company during preparation for Hurricane Dorian, a Form 4 reporting one transaction was filed late on behalf of Mr. Alford.

BankUnited, Inc. 2020 Proxy Statement

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS
In order to submit shareholder proposals for the 2021 annual meeting of shareholders for inclusion in the Company's Proxy Statement pursuant to Rule 14a-8 promulgated under Section14(a) of the Exchange Act materials must be received by the Corporate Secretary at the Company's principal office in Miami Lakes, Florida, no later than December 11, 2020.
The proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to: Corporate Secretary, BankUnited, Inc., 14817 Oak Lane, Miami Lakes, FL 33016. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.
The Company's Amended and Restated By-Laws also establish an advance notice procedure with regard to director nominations and shareholder proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an annual meeting. To be properly brought before the 2021 annual meeting of shareholders, a notice of the nomination or the matter the shareholder wishes to present at the meeting must be delivered to the Corporate Secretary at the Company's principal office in Miami Lakes, Florida (see above), not less than 90 or more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Company's Amended and Restated By-Laws (and not pursuant to Exchange Act Rule 14a-8) must be received no earlier than January 15, 2021, and no later than February 14, 2021. All director nominations and shareholder proposals must comply with the requirements of the Company's By-Laws, a copy of which may be obtained at no cost from the Corporate Secretary of the Company.
Other than the proposals described in this Proxy Statement, the Company does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders on the proxy card will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

65
BankUnited, Inc. 2020 Proxy Statement

14817 Oak Lane
Miami Lakes, FL 33016
PROXY STATEMENT
The Board of Directors (the "Board of Directors" or "Board") of BankUnited, Inc. (the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2020 Annual Meeting of Shareholders to be held on Friday, May 15, 2020, at 10:00 a.m., Eastern Time, and at any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be a virtual meeting and shareholders are invited to attend by logging into: www.virtualshareholdermeeting.com/BKU2020. The Company intends to resume in-person meetings in the future. This Proxy Statement and the accompanying proxy card, the Notice of Annual Meeting of Shareholders and the 2019 Annual Report to Shareholders (the "Annual Report") were first mailed on or about April 10, 2020, to shareholders of record as of March 20, 2020 (the "Record Date").
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
Q:    Why am I receiving these materials?

A:
We are providing these proxy materials to you in connection with the solicitation, by the Board of Directors of BankUnited, Inc., of proxies to be voted at the Company's Annual Meeting. You are receiving this Proxy Statement because you were a BankUnited, Inc. shareholder as of the close of business on the Record Date. This Proxy Statement provides notice of the Virtual Annual Meeting, describes the four proposals presented for shareholder action and includes information required to be disclosed to shareholders.

Q:    How do I get electronic access to the proxy materials?

A:
This Proxy Statement and the Company's Annual Report to Shareholders are available on our website at http://ir.bankunited.com. If you are a shareholder of record, you may elect to receive future annual reports or proxy statements electronically by registering your email address at www.proxyvote.com. If you hold your shares in street name, you should contact your broker, bank or other nominee for information regarding electronic delivery of proxy materials. An election to receive proxy materials electronically will remain in effect for all future annual meetings unless revoked. Shareholders requesting electronic delivery may incur costs, such as telephone and internet access charges, that must be borne by the shareholder.

Q:    What proposals will be voted on at the Annual Meeting?

A:	There are four proposals scheduled to be voted on at the Annual Meeting:

•
To elect nine directors identified in this Proxy Statement to the Board of Directors to serve until the next annual meeting of shareholders and until that person's successor is duly elected and qualified, or until that person's earlier death, resignation or removal.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2020.

•	To approve, on an advisory basis, the compensation of our named executive officers.

BankUnited, Inc. 2020 Proxy Statement

•	To approve the amendment of the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan.
Q:    What is the Board of Directors' voting recommendation?
A:    The Company's Board of Directors recommends that you vote your shares:

•	"FOR" each of the nominees to the Board of Directors.

•	"FOR" the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020.

•	"FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

•	"FOR" the approval of the amendment of the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan.
Q:    Who is entitled to vote?

A:
All shares owned by you as of the close of business on March 20, 2020 (the "Record Date") may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are:

•	held directly in your name as the shareholder of record; and

•	held for you as the beneficial owner through a broker, bank or other nominee.
On the Record Date, BankUnited, Inc. had 92,398,989 shares of common stock issued and outstanding.
Q:    What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Many of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with the Company's transfer agent, Computershare, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to certain officers of BankUnited, Inc. or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual Meeting?"
Beneficial Owner. If your shares are held in an account by a broker, bank or other nominee, like many of our shareholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.
Since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that is the shareholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the internet or by telephone, as described below under the heading "How can I vote my shares without attending the Annual Meeting?"

BankUnited, Inc. 2020 Proxy Statement

Q:    How can I participate in the virtual Annual Meeting?

A:
To participate in the virtual Annual Meeting visit www.virtualshareholdermeeting.com/BKU2020 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 9:30 a.m. Eastern Time ("ET") on May 15, 2020. The meeting will begin promptly at 10:00 a.m. ET on May 15, 2020.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
If you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/BKU2020, type your question into the ‘‘Ask a Question’’ field, and click ‘‘Submit.’’
Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at http://ir.bankunited.com/. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.
If you encounter any difficulties accessing the virtual meeting during the check-in process, please contact the technical support number that will be posted on the Virtual Meeting login page.
Q:    How can I vote my shares at the virtual Annual Meeting?

A:	Shareholder of Record. Shares held directly in your name as the shareholder of record may be voted at the virtual Annual Meeting. You will need to have the 16-digit control number.
Beneficial Owner. Shares held in street name may be voted at the virtual Annual Meeting. You will need the 16-digit control number provided on the instructions that accompanied your proxy materials.
Q:    How can I vote my shares without attending the virtual Annual Meeting?

A:
Whether you hold your shares directly as the shareholder of record or beneficially own your shares in street name, you may direct your vote without attending the Annual Meeting by voting in one of the following manners:

•
Internet. Go to the website listed on your proxy card or voting instruction card and follow the instructions there. You will need the control number included on your proxy card or voting instruction form;

•	Telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form; or

•	Mail. Complete and sign your proxy card or voting instruction card and mail it using the enclosed, prepaid envelope.
If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction card. Internet and telephone voting for shareholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 14, 2020.

BankUnited, Inc. 2020 Proxy Statement

Q:    What is the quorum requirement for the Annual Meeting?

A:
A quorum is necessary to hold a valid Annual Meeting. A quorum exists if the holders of a majority of the Company's capital stock issued and outstanding and entitled to vote thereat are present in person or represented by proxy. Abstentions and broker non-votes are counted as present for determining whether a quorum exists. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner.

Q:    What happens if I do not give specific voting instructions?

A:
Shareholder of Record. If you are a shareholder of record and you submit a signed proxy card or submit your proxy by telephone or the internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement. With respect to any other matters properly presented for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (the "NYSE"), the broker, bank or other nominee that holds your shares may generally vote on routine matters but cannot vote on non-routine matters such as the election of directors. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." Therefore, we urge you to give voting instructions to your broker. Shares represented by such broker non-votes will be counted in determining whether there is a quorum. Because broker non-votes are not considered entitled to vote, they will have no effect on the outcome on non-routine matters other than reducing the number of shares present in person or by proxy and entitled to vote from which a majority is calculated for proposals that require the approval of a majority of the shares represented at the meeting and entitled to vote on the proposal.
Q:    Which proposals are considered "routine" or "non-routine"?

A:
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2020 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

The election of directors (Proposal No. 1), the advisory vote to approve the compensation of our named executive officers (Proposal No. 3) and the approval of the amendment to the BankUnited, Inc. Omnibus Equity Incentive Plan (Proposal No. 4) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes with respect to each of Proposal No.1, Proposal No. 3 and Proposal No. 4.
Q:    What is the voting requirement to approve each of the proposals?

A:
Proposal 1: Nine directors have been nominated for election at the Annual Meeting. Each director will be elected by a majority of the votes cast, either in person or by properly authorized proxy, in the election of directors at the Annual Meeting. Shareholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes will have no effect on this proposal.

BankUnited, Inc. 2020 Proxy Statement

An incumbent director nominee who fails to receive the affirmative vote of a majority of the votes cast will be required to tender his or her resignation for the consideration of the Board. The Board’s Nominating and Corporate Governance Committee would then make a recommendation to the Board as to whether to accept or reject the resignation, or as to any other action to be taken. Upon such recommendation and any other factors it may deem appropriate and relevant, the Board will then make a determination regarding the director’s resignation within ninety days of the certification of the election results and publicly disclose its determination.
Proposal 2: The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. In accordance with Delaware law, only votes cast "for" a matter constitute affirmative votes. A properly executed proxy marked "abstain" with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast "for" the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against that matter.
Proposal 3: The advisory vote to approve the compensation of our named executive officers requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Similar to the vote to ratify the appointment of our independent registered public accounting firm, abstentions will also have the effect of a vote against approval of the compensation of our named executive officers. Broker non-votes will have no effect on this item.
Proposal 4: The approval of the amendment to the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the proposal. Similar to the vote to ratify the appointment of our independent registered public accounting firm and the advisory vote to approve the compensation of our named executive officers, abstentions will have the effect of a vote against approval of the amendment to the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan. Broker non-votes will have no effect on this item.
Q:    What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.
Q:    Who will count the vote?

A:	A representative of Broadridge Financial Solutions, Inc. ("Broadridge") will tabulate the votes and act as the inspector of election.
Q:    Can I revoke my proxy or change my vote?

A:	Yes. You may revoke your proxy or change your voting instructions at any time prior to the vote at the Annual Meeting by:

•	providing written notice to the corporate secretary of the Company;

•	delivering a valid, later-dated proxy or a later-dated vote on the internet or by telephone; or

•	attending the virtual Annual Meeting and voting online at www.virtualshareholdermeeting.com/BKU2020

BankUnited, Inc. 2020 Proxy Statement

Please note that your attendance at the virtual Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:
The Company will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic and facsimile transmission by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, the Company may reimburse its transfer agent, brokerage firms and other persons representing beneficial owners of shares of BankUnited, Inc.'s common stock for their expenses in forwarding solicitation material to such beneficial owners. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at an anticipated approximate cost of $10,000 plus reasonable out-of-pocket expenses. Shareholders can contact Innisfree M&A Incorporated at 888-750-5834 to answer any questions they may have regarding voting.

Q:	I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:
The Company has adopted a procedure called "householding," which the Securities and Exchange Commission (the "SEC") has approved. Under this procedure, we deliver a single copy of this Proxy Statement and the Annual Report to multiple shareholders who share the same address unless we received contrary instructions from one or more of the shareholders. This procedure reduces the Company's printing costs, mailing costs and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of this Proxy Statement and the Annual Report will be promptly delivered to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or the Annual Report, or to receive a separate copy of our proxy materials in the future, shareholders may write or call the Company at the following address and telephone number:

BankUnited, Inc.
Attn: Investor Relations
14817 Oak Lane
Miami Lakes, FL 33016
(305) 231-6400
Shareholders who hold shares in street name (as described above) may contact their broker, bank or other nominee to request information about householding. Shareholders sharing an address can request delivery of a single copy of our proxy materials if they are currently receiving multiple copies by following the same procedures outlined above.
Q:    How can I obtain a copy of BankUnited, Inc.'s Annual Report on Form 10-K?

A:
Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, are available to shareholders free of charge on BankUnited, Inc.'s website at http://ir.bankunited.com or by writing to BankUnited, Inc., Attn: Investor Relations, 14817 Oak Lane, Miami Lakes, FL 33016. The Company's 2019 Annual Report on Form 10-K accompanies this Proxy Statement.

BankUnited, Inc. 2020 Proxy Statement

Q:    Where can I find the voting results of the Annual Meeting?

A:
BankUnited, Inc. will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting.

BankUnited, Inc. 2020 Proxy Statement

APPENDIX A

AMENDED BANKUNITED, INC. 2014 OMNIBUS EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 (this "Amendment") to the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan, is made and adopted by the Board of Directors (the "Board") of BankUnited, Inc., a Delaware corporation (the "Company"), effective as of the Effective Date (as defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).
WHEREAS, the Company has previously adopted, and the Company's stockholders have previously approved, the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the "Plan");
WHEREAS, pursuant to Section 13 of the Plan, the Board has the authority to amend the Plan, subject to certain limitations;
WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; and
WHEREAS, this Amendment shall become effective upon the approval of this Amendment by the Company's stockholders at the annual meeting of stockholders held on May 15, 2020 (the date of such approval, the "Effective Date").
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:
1. The first sentence of Section 4(a) of the Plan is hereby deleted and replaced in its entirety with the following:
" Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan is 6,200,000 Shares.
    2. The first sentence of Section 18) of the Plan is hereby deleted and replaced in its entirety with the following:
" The Plan was adopted by the Board on April 9, 2020, and shall become effective on the date that it is approved by shareholders of the Company (the “Effective Date”). No Awards may be granted under the Plan prior to the time that the shareholders have approved the Plan. The approval or disapproval of the Plan by the shareholders of the Company shall have no effect on any other equity compensation plan, program or arrangement sponsored by the Company or any of its Affiliates.
3. This Amendment shall be and is hereby incorporated into and forms a part of the Plan.
4. Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.

BankUnited, Inc. 2020 Proxy Statement

APPENDIX B

BANKUNITED, INC. 2014 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.    Purpose of Plan.
The name of the Plan is the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the “Plan”). The purposes of the Plan are to provide an additional incentive to selected management, employees, directors, independent contractors, and consultants of the Company or its Affiliates (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards, or any combination of the foregoing.
Section 2.    Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)    “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.
(b)    “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(c)    “Award” means any Option, Share Appreciation Right, Restricted Share, Deferred Share, Performance Share, or Other Share-Based Award granted under the Plan.
(d)    “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.
(e)    “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(f)    “Board” means the Board of Directors of the Company.
(g)    “By-laws” mean the by-laws of the Company, as may be amended and/or restated from time to time.
(h)    “Cause” shall have the meaning assigned to such term in any individual employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” Cause shall mean (i) the Participant commits any act of fraud, intentional misrepresentation or serious misconduct in connection with the business of the Company or any Affiliate, including, but not limited to, falsifying any documents or agreements (regardless of form); (ii) the Participant materially violates any rule or policy of the Company or any

BankUnited, Inc. 2020 Proxy Statement

Affiliate (A) for which violation an employee may be terminated pursuant to the written policies of the Company or any Affiliate reasonably applicable to such an employee, (B) which violation results in material damage to the Company or any Affiliate or (C) which, after written notice to do so, the Participant fails to correct within a reasonable time; (iii) other than solely due to Disability, the Participant willfully breaches or habitually neglects any material aspect of the Participant’s duties assigned to the Participant by the Company or any Affiliate, which assignment was reasonable in light of the Participant’s position with the Company or its Subsidiaries (all of the foregoing duties, “Duties”); (iv) other than solely due to Disability, the Participant fails, after written notice, adequately to perform any Duties and such failure is reasonably likely to have a material adverse impact upon the Company or any Affiliate or the operations of any of them; provided, that, for purposes of this clause (iv), such a material adverse impact will be solely determined with reference to the Participant’s Duties and annual compensation as such Duties and compensation relate to the Participant’s job classification; (v) the Participant materially fails to comply with a direction from the Chief Executive Officer of the Company, the Board or the board of directors of any Affiliate of the Company with respect to a material matter, which direction was reasonable in light of the Participant’s position with the Company or any Affiliate; (vi) while employed by or providing services to the Company or any Affiliate, and without the written approval of the Board, the Participant performs services for any other corporation or person which competes with the Company or any of its Subsidiaries, or otherwise violates any restrictive covenants contained in any Award Agreement or any other agreement between the Participant and the Company or any Affiliate; (vii) the Participant’s indictment, conviction, or entering a plea of guilty or nolo contendere to, a felony (other than a traffic or moving violation) or any crime involving dishonesty; (viii) the Participant engages in any other action that may result in termination of an employee for cause pursuant to any generally applied standard, of which standard the Participant knew or reasonably should have known, adopted in good faith by the Board or the board of directors of any of the Company’s Subsidiaries from time to time but prior to such action or condition; or (ix) any willful breach by the Participant of his fiduciary duties as a director of the Company or any of its Subsidiaries.
(i)    “Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special dividend (whether in the form of cash, Common Stock or other property), share split or reverse share split, (3) combination or exchange of shares, (4) other change in corporate structure, or (5) any other transaction, distribution or action, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.
(j)    “Change in Control” shall mean the first to occur of the following events:
(1)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including the securities beneficially owned by such Person or any securities acquired directly from the Company or any Affiliate thereof) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (3) below; or
(2)    the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date hereof, constitute the

BankUnited, Inc. 2020 Proxy Statement

Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (⅔) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(3)    there is consummated a merger, amalgamation or consolidation of the Company or any Subsidiary thereof with any other corporation, other than (A) a merger, amalgamation or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, amalgamation or consolidation or (B) a merger, amalgamation or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or
(4)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes deferred compensation under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award, resulting in the payment of such Award, only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred within the meaning of Section 409A of the Code.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of shares of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(k)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

BankUnited, Inc. 2020 Proxy Statement

(l)    “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act (“Rule 16b-3”) and any other qualifications required by the applicable stock exchange on which the Common Stock is traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or By-laws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(m)    “Common Stock” means the common stock of the Company, par value $0.01 per share, of the Company.
(n)    “Company” means BankUnited, Inc. (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).
(o)    “Covered Employee” means a “covered employee,” as such term is defined in Section 162(m)(3) of the Code.
(p)    “Deferred Shares” means the right granted pursuant to Section 9 hereof to receive Shares at the end of a specified deferral period or periods and/or upon attainment of specified performance objectives.
(q)    “Disability” means, with respect to any Participant, that such Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.
(r)    “Eligible Recipient” means an employee, director, independent contractor or consultant of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, director, independent contractor or consultant of the Company or any Subsidiary of the Company who has been selected as an eligible participant by the Administrator.
(s)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
(t)    “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the per share price at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award.

BankUnited, Inc. 2020 Proxy Statement

(u)    “Fair Market Value” as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last day preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the New York Stock Exchange (“NYSE”) system or other comparable quotation system and has been designated as a National Market System (“NMS”) security, the fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on NYSE but has not been designated as an NMS security, the fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date or, if both bid and ask prices were not reported on such date, on the last date preceding such date on which both bid and ask prices were reported.
(v)    “GAAP” means U.S. generally accepted accounting principles.
(w)    “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.
(x)    “Other Share-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, including, but not limited to, unrestricted Shares, restricted share units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(y)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or any combination of the foregoing, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
(z)    “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items, (ii) book value per share (which may exclude nonrecurring items), tangible book value per share and/or growth thereof; (iii) levels of or changes in levels of pre-tax income, after-tax income, net income, net interest income, or fee income; (iv) earnings per share (basic or diluted), core earnings per share and/or growth thereof; (v) operating profit; (vi) revenue, revenue growth or rate of revenue growth; (vii) return measures, including one or more of return on assets (gross or net), return on tangible assets, cash return on assets, cash return on tangible assets, return on investment, return on capital, or return on equity, return on tangible equity, cash return on equity, cash return on tangible equity; (viii) operating expenses; (ix) share price, absolute and/or relative metrics of stock performance, dividends, and/or total capital returned to shareholders; (x) implementation or

BankUnited, Inc. 2020 Proxy Statement

completion of critical projects or processes; (xi) cumulative earnings per share growth; (xii) levels of or changes in levels of net interest margin, operating margin or profit margin; (xiii) levels of or changes in levels of efficiency ratio or cash efficiency ratio; (xiv) cost targets, reductions and savings, productivity and efficiencies; (xv) levels of or trends in non-performing assets; (xvi) achieving or maintaining specified levels of GAAP and/or regulatory capital; (xvii) levels of or changes in levels of provision, provision rate, net charge-off, or net-charge-off ratio; (xviii) levels of or trends in specified financial statement line items or components thereof, including, but not limited to, cost of deposits, growth of deposits, cost of funds, loan growth, loan yields, or interest earnings asset yields; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, regulatory matters, information technology, and goals relating to acquisitions, divestitures, joint ventures and/or similar transactions, and/or budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, and the completion of other corporate transactions; and (xxi) any combination of, or a specified increase in, any of the foregoing. Performance goals not specified herein may be used to the extent that an Award is not intended to comply with Section 162(m) of the Code. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or Affiliate thereof, or a division, strategic business unit or geographic unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided, that, to the extent permitted by Section 162(m) of the Code, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(aa)    “Performance Shares” means Shares that are subject to restrictions that lapse upon the attainment of specified performance objectives and that are granted pursuant to Section 9 below.
(bb)    “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

BankUnited, Inc. 2020 Proxy Statement

(cc)    “Restricted Shares” means Shares granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period or periods.
(dd)    “Retirement” means a termination of a Participant’s employment, other than for Cause, on or after the attainment of age 65.
(ee)    “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor security (pursuant to a merger, amalgamation, consolidation or other reorganization).
(ff)    “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(gg)    “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.
(hh)    “Transfer” has the meaning set forth in Section 16.
Section 3.    Administration.
(a)    The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards under the Plan under Section 162(m) of the Code) and, to the extent applicable, Rule 16b-3. The Plan is intended to comply with or be exempt from Section 409A of the Code, and shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to or exempt from Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code or the applicable exemption of Section 409A of the Code, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto.
(b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1)    to select those Eligible Recipients who shall be Participants;
(2)    to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(3)    to determine the number of Shares to be covered by each Award granted hereunder;

BankUnited, Inc. 2020 Proxy Statement

(4)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Deferred Shares and the conditions under which restrictions applicable to such Restricted Shares or Deferred Shares shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Award, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards), and, if the Administrator in its discretion determines to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall also have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire on the effective date of such Change in Control;
(5)    to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options, Share Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Other Share-Based Awards or any combination of the foregoing granted hereunder;
(6)    to determine the Fair Market Value;
(7)    to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(8)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and
(9)    to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.    Shares Reserved for Issuance Under the Plan.
(a)    Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan is 4,000,000 Shares. From and after such time as the Plan is subject to 162(m) of the Code, the aggregate Awards granted

BankUnited, Inc. 2020 Proxy Statement

during any single fiscal year to any individual who is likely to be a Covered Employee shall not exceed 1,000,000 Shares.
(b)    Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions, or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered, settled in cash or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, settlement, termination or expiration, again be available for Awards under the Plan. The reserve of Shares shall not be reduced by any Awards granted in substitution for, or in assumption of, outstanding awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or Affiliate combines. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying an Award of a Share Appreciation Right that are retained by the Company to account for the grant price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan.
Section 5.    Equitable Adjustments.
In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding Restricted Shares, Deferred Shares, Performance Shares or Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated; provided, further, that no such adjustment shall cause any Award hereunder which is or could be subject to Section 409A of the Code to fail to comply with the requirements thereof. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment (if any) in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.    Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.
Section 7.    Options.
(a)    General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall

BankUnited, Inc. 2020 Proxy Statement

determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. Notwithstanding the foregoing, except as otherwise determined by the Administrator, the prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. Each Option granted hereunder is intended to be a non-qualified Option and is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(b)    Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant.
(c)    Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.
(d)    Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(e)    Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of

BankUnited, Inc. 2020 Proxy Statement

consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(f)    Rights as Shareholder. A Participant shall have no rights to dividends or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.
(g)    Termination of Employment or Service.
(1)    Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90) day period described in this Section 7(g)(1) shall be extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(2)    Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate on account of the Retirement, Disability, or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(3)    In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(h)    Other Change in Employment Status. An Option may be affected, in the sole discretion of the Administrator, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant.
Section 8.    Share Appreciation Rights.
(a)    General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Share Appreciation

BankUnited, Inc. 2020 Proxy Statement

Right must be granted with an Exercise Price not less than the Fair Market Value of shares of Common Stock on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)    Awards; Rights as Shareholder. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.
(c)    Exercisability.
(1)    Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(2)    Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.
(d)    Payment Upon Exercise.
(1)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised, with the Administrator having the right to determine the form of payment.
(2)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3)    Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).
(e)    Termination of Employment or Service.
(1)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

BankUnited, Inc. 2020 Proxy Statement

(2)    In the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(f)    Term.
(1)    The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
Section 9.    Restricted Shares, Deferred Shares and Performance Shares.
(a)    General. Restricted Shares, Deferred Shares or Performance Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares, Deferred Shares or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Deferred Shares or Performance Shares; the period of time prior to which such shares become vested and free of restrictions on Transfer (the “Restricted Period”), if any, applicable to Restricted Shares, Deferred Shares or Performance Shares; the performance objectives (if any) applicable to Deferred Shares or Performance Shares; and all other conditions of the Restricted Shares, Deferred Shares and Performance Shares. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares, Deferred Shares or Performance Shares, in accordance with the terms of the grant. The provisions of the Restricted Shares, Deferred Shares or Performance Shares need not be the same with respect to each Participant.
(b)    Restrictions and Conditions. The Restricted Shares, Deferred Shares and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code, thereafter:
(1)    The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, independent contractor or consultant to the Company or any Affiliate thereof, or the Participant’s death or Disability; provided, however, that the Administrator may not waive the attainment of Performance Goals in the case of any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 13 hereof.

BankUnited, Inc. 2020 Proxy Statement

(2)    Except as provided in Section 17 or in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares or Performance Shares during the Restricted Period. Except as provided in Section 17 or in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to Shares subject to Deferred Shares during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Deferred Shares shall be paid to the Participant as set forth in the Award Agreement, provided that the Participant is then providing services to the Company. Any dividends or dividend equivalents provided with respect to Restricted Shares, Deferred Shares, or Performance Shares that are subject to the attainment of specified performance goals will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. Certificates for Shares of unrestricted shares of Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, Deferred Shares or Performance Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(3)    The rights of Participants granted Restricted Shares, Deferred Shares or Performance Shares upon termination of employment or service as a director, independent contractor, or consultant to the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
Section 10.    Other Share-Based Awards.
The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Any dividends or dividend equivalents provided with respect to Other Share-Based Awards that are subject to the attainment of specified performance goals will be subject to the same terms, conditions and risk of forfeiture as the underlying Awards. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
Section 11.    Performance-Based Awards.
To the extent that the Plan is subject to Section 162(m) of the Code, no payment with respect to an Award made under Section 9 or 10 hereof which is intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code) shall be made to a Participant that is likely to be a Covered Employee prior to the certification by the Committee that the applicable performance criteria based upon one or more Performance Goals have been attained. Such performance criteria shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. All provisions of such Awards that are intended to qualify as “performance-based compensation” (within the meaning of Section 162(m) of the Code) shall be construed in a manner to so comply.

BankUnited, Inc. 2020 Proxy Statement

Section 12.    Accelerated Vesting In Connection With a Change in Control.
Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that a Change in Control occurs, then:
(1)    any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and
(2)    the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.
Section 13.    Amendment and Termination.
The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of Section 162(m) of the Code, any rules of the stock exchange on which the Common Stock is traded or other applicable law, including, without limitation, repricing of stock options and option exchanges. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.
Section 14.    Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 15.    Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal and/or state income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the minimum federal, state and local taxes required to be withheld and

BankUnited, Inc. 2020 Proxy Statement

applied to the tax obligations. Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.
Section 16.    Transfer of Awards.
Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 17.    Continued Employment.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time. Awards are subject to any clawback policy adopted by the Company from time to time.
Section 18.    Effective Date.
The Plan was adopted by the Board on April 8, 2014, and shall become effective on the date that it is approved by shareholders of the Company (the “Effective Date”). No Awards may be granted under the Plan prior to the time that the shareholders have approved the Plan. The approval or disapproval of the Plan by the shareholders of the Company shall have no effect on any other equity compensation plan, program or arrangement sponsored by the Company or any of its Affiliates.
Section 19.    Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

BankUnited, Inc. 2020 Proxy Statement

Section 20.    Section 409A of the Code.
The intent of the parties is that payments and benefits under the Plan comply with Section 409A of the Code to the extent subject thereto or an exemption therefrom, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided during the six (6) month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, each amount to be paid or benefit to be provided to the Participant, which constitutes deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.
Section 21.    Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law of such state.

BankUnited, Inc. 2020 Proxy Statement

BANKUNITED, INC.
ATTN: SUSAN WRIGHT GREENFIELD
14817 OAK LANE
MIAMI LAKES, FL 33016

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 14, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/BKU2020

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VOTE BY PHONE - 1-800-690-6903
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01 Rajinder P. Singh 02 Tere Blanca 03 John N. DiGiacomo 04 Michael J. Dowling 05 Douglas J. Pauls
06 A. Gail Prudenti 07 William S. Rubenstein 08 Sanjiv Sobti, Ph.D. 09 Lynne Wines

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: To consider such other business as may properly come before the meeting or any adjournment thereof.

02 0000000000

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

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John Sample
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ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

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0000458064_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

BANKUNITED, INC.
Annual Meeting of Stockholders
May 15, 2020 10:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rajinder Singh as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BankUnited, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/BKU2020 at 10:00 A.M. Eastern Time on May 15, 2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000458064_2 R1.0.1.18